    As filed with the Securities and Exchange Commission on September 25, 1996.


                                                     Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                         FORM S-3 REGISTRATION STATEMENT
                                       AND

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                         FORM S-3 REGISTRATION STATEMENT
                                 (NO. 33-98014)
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------


                                                                                     HARTFORD CAPITAL II
                                                                                     HARTFORD CAPITAL III
                  ITT HARTFORD GROUP, INC.                                           HARTFORD CAPITAL IV
   (Exact name of registrant as specified in its charter)        (Exact name of registrant as specified in Trust Agreements)

                           Delaware                                                         Delaware
(State or other jurisdiction of incorporation or organization)   (State or other jurisdiction of incorporation or organization of each registrant)

                                                                                             06-6431733
                                                                                       (Hartford Capital II)
                                                                                             06-6431735
                                                                                       (Hartford Capital III)
                            13-3317783                                                       06-6431736
             (I.R.S. Employer Identification Number)                                   (Hartford Capital IV)
                                                                                (I.R.S. Employer Identification Numbers)
                                                                                      c/o ITT Hartford Group, Inc.
                          Hartford Plaza                                                     Hartford Plaza
                   Hartford, Connecticut 06115                                        Hartford, Connecticut 06115
                          (860) 547-5000                                                     (860) 547-5000

   (Address, including zip code, and telephone number, including  (Address, including zip code, and telephone number, including
   area code, of each registrant's principal executive offices)   area code, of each registrant's principal executive offices)

                             ----------------------

                                MICHAEL S. WILDER
                                 General Counsel

                            ITT Hartford Group, Inc.
                                 Hartford Plaza
                           Hartford, Connecticut 06115
                                 (860) 547-5000
                     (Name, address, including zip code, and
                 telephone number, including area code, of agent
                         for service of each registrant)
                             ----------------------

                 Please address a copy of all communications to:

                                JAMES C. SCOVILLE
                              Debevoise & Plimpton
                                875 Third Avenue
                            New York, New York 10022
                                 (212) 909-6000
                             ----------------------



     Approximate date of commencement of proposed sale to the public: From time to time as determined by market conditions and other factors, after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================

                                                                  Proposed maximum        Proposed maximum
     Title of each class of                  Amount to be          offering price            aggregate                Amount of
   securities being registered                registered             per unit(1)         offering price(1)       registration fee(2)

- ------------------------------------------------------------------------------------------------------------------------------------

Debt Securities of ITT Hartford Group,
Inc.(3)..............................
Preferred Stock of ITT Hartford
Group, Inc., par value $.01 per
share(4).............................
Common Stock of ITT Hartford
Group, Inc., par value $.01 per
share(5).............................
Depositary Shares of ITT Hartford
Group, Inc.(6).......................
Warrants of ITT Hartford Group,
Inc.(7)..............................
Stock Purchase Contracts of ITT
Hartford Group, Inc.(8)..............
Stock Purchase Units of ITT Hartford
Group, Inc.(9).......................
Junior Subordinated Deferrable
Interest Debentures of ITT
Hartford Group, Inc.(10).............
Preferred Securities of Hartford
Capital II(11).......................
Preferred Securities of Hartford
Capital III(11)......................
Preferred Securities of Hartford
Capital IV(11).......................
Guarantees with respect to Preferred
Securities of Hartford Capital II,
Hartford Capital III and Hartford
Capital IV by ITT Hartford Group,
Inc.(12).............................
         Total.......................    $1,250,000,000(13)                    100%      $1,250,000,000(13)(14)       $431,035
                                          -------------                                   -------------                -------
====================================================================================================================================


(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 in respect of the $1,250,000,000 of previously unregistered securities registered hereunder. An additional registration fee of $172,414 was paid by ITT Hartford Group, Inc. on October 11, 1995 in connection with an aggregate of $500,000,000 Debt Securities, Preferred Stock and Depositary Shares of ITT Hartford Group, Inc. registered and not yet sold pursuant to its Registration Statement on Form S-3 (No. 33-98014).

(3) Subject to note (13) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by ITT Hartford Group, Inc., including sales upon the exercise of Warrants. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

(4) Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by ITT Hartford Group, Inc., including sales upon the exercise of Warrants. Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.

(5) Includes Preferred Share Purchase Rights. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the Common Stock. Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by ITT Hartford Group, Inc., including sales upon the exercise of Warrants. Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.

(6) Subject to note (13) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event ITT Hartford Group, Inc. elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

(7) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Warrants, as may be sold from time to time by ITT Hartford Group, Inc., representing rights to purchase Debt Securities, Preferred Stock or Common Stock. Warrants may be sold separately or with Debt Securities, Preferred Stock or Common Stock.

(8) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Contracts as may be sold from time to time by ITT Hartford Group, Inc., representing rights to purchase Preferred Stock or Common Stock.

(9) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Units as may be sold from time to time by ITT Hartford Group, Inc., representing ownership of Stock Purchase Contracts and Debt Securities or debt obligations of third parties, including U.S. Treasury Securities.

(10) Subject to note (13) below, there is being registered hereunder an indeterminate number of Junior Subordinated Deferrable Interest Debentures as may be sold from time to time by ITT Hartford Group, Inc.

(11) Subject to note (13) below, there is being registered hereunder an indeterminate number of Preferred Securities as may be sold severally from time to time by Hartford Capital II, III and IV.

(12) This registration statement is deemed to include the obligations of ITT Hartford Group, Inc. under the Junior Subordinated Deferrable Interest Debentures, the related Indenture, the Trust Agreements, the Preferred Securities, the Guarantees and the Expense Agreements as described in the Registration Statement.

(13) Prospectuses included herein relate to $1,750,000,000 of Securities. Such amount represents the principal amount of any Debt Securities or Junior Subordinated Deferrable Interest Debentures issued at their principal amount, the issue price rather than the principal amount of any Debt Securities or Junior Subordinated Deferrable Interest Debentures issued at an original issue discount, the liquidation preference of any Preferred Stock, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Warrants, the exercise price of any Offered Securities issuable upon the exercise of Warrants and the initial public offering price of any Preferred Securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(14) No separate consideration will be received for the Debt Securities, Preferred Stock, Common Stock or the Depositary Shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities. No separate consideration will be received for any Junior Subordinated Deferrable Interest Debentures if issued to evidence a loan by Hartford Capital II, III or IV to ITT Hartford Group, Inc., or for any related Guarantee or Expense Agreement.

                         -------------------------------

     Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement includes a Prospectus which may relate to a total of $500,000,000 of Debt Securities, Preferred Stock and Depositary Shares previously registered by ITT Hartford Group, Inc. under its Registration Statement on Form S-3 (No. 33-98014), which was declared effective on October 20, 1995. In the event any of such previously registered and unsold Debt Securities, Preferred Stock or Depositary Shares are offered and sold prior to the effective date of this Registration Statement, the amount of such Debt Securities, Preferred Stock or Depositary Shares will not be included in such Prospectus hereunder. This Registration Statement also constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-98014). Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

     The Registrant hereby amends this Registration Statement and Post-Effective Amendment on such date or dates as may be necessary to delay their effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement and Post-Effective Amendment shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement and Post-Effective Amendment shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

          (1) Debt Securities, Preferred Stock, Common Stock and Depositary Shares of ITT Hartford Group, Inc., Warrants of ITT Hartford Group, Inc. to purchase any of the foregoing and Stock Purchase Contracts and Stock Purchase Units of ITT Hartford Group, Inc.

          (2) Preferred Securities of Hartford Capital II, Hartford Capital III and Hartford Capital IV, severally, Junior Subordinated Debentures of ITT Hartford Group, Inc. and Guarantees by ITT Hartford Group, Inc. with respect to Preferred Securities issued by Hartford Capital II, III or IV.

     Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying Prospectus Supplement.

- --------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
- --------------------------------------------------------------------------------

             SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 1996

                            ITT HARTFORD GROUP, INC.

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                Depositary Shares
                                    Warrants
                            Stock Purchase Contracts
                              Stock Purchase Units

      ITT Hartford Group, Inc., a Delaware corporation ("ITT Hartford"), may from time to time offer together or separately its (a) debt securities, in one or more series, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (b) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), which may be issued in the form of Depositary Shares (as defined herein) evidenced by Depositary Receipts (as defined herein), (c) shares of its common stock, par value $.01 per share (the "Common Stock"), (d) warrants to purchase securities of ITT Hartford as shall be designated by ITT Hartford at the time of the offering (the "Warrants"), (e) Stock Purchase Contracts (the "Stock Purchase Contracts") to purchase Preferred Stock or Common Stock, and (f) Stock Purchase Units (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Preferred Stock or Common Stock under the Stock Purchase Contract, in each case in amounts, at prices and on terms to be determined at the time or times of offering. The Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units are referred to herein collectively as the "Offered Securities". By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, three Delaware statutory business trusts (the "Trusts") sponsored by ITT Hartford may from time to time severally offer Preferred Securities guaranteed by ITT Hartford to the extent set forth therein and ITT Hartford may offer from time to time Junior Subordinated Deferrable Interest Debentures. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,750,000,000.

      Specific terms of the particular Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (a) in the case of the Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, currency in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other Offered Securities, initial public offering or purchase price, methods of distribution and other special terms, (b) in the case of Preferred Stock, the specific designation, stated value and liquidation preference per share and number of shares offered, dividend rate (which may be fixed or variable) or method of calculating dividends, place or places where dividends will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other Offered Securities, initial public offering or purchase price, methods of distribution and other special terms, (c) in the case of Common Stock, the number of shares offered, initial public offering or purchase price, methods of distribution and other special terms, (d) in the case of Warrants, the duration, purchase price, exercise price and detachability of such Warrants and a description of the securities for which each Warrant is exercisable, (e) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share,
(f) in the case of Stock Purchase Contracts, the designation and number of shares of Preferred Stock or Common Stock issuable thereunder, the purchase price of the Preferred Stock or Common Stock, the date or dates on which the Preferred Stock or Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, and (g) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or debt obligations of third parties securing the holder's obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof.

      The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax considerations relating to the Offered Securities.

      The Debt Securities will be unsecured and, because ITT Hartford is a non-operating holding company, will be effectively subordinated to all liabilities of ITT Hartford's subsidiaries, including liabilities under contracts of insurance and annuities written by ITT Hartford's insurance subsidiaries. Accordingly, holders of the Debt Securities should look only to the assets of ITT Hartford for payments of interest and principal and premium, if any. Unless otherwise specified in an applicable Prospectus Supplement, the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of ITT Hartford. The Subordinated Debt Securities will be subordinated in right of payment to all Senior Debt (as defined herein) of ITT Hartford to the extent described herein and in the applicable Prospectus Supplement relating thereto. The Debt Securities may be denominated in United States dollars or, at the option of ITT Hartford if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may only be issued in registered form or in the form of one or more global debt securities unless otherwise specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global debt securities.

      The Offered Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Offered Securities will be listed on any national securities exchange. If the Offered Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for the Offered Securities.

      This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                      ------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                     =====================================

                   The date of this Prospectus is     , 1996.

     No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus and the applicable Prospectus Supplement, and if given or made such information or representations must not be relied upon as having been authorized by ITT Hartford or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer of any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

                      ------------------------------------

     FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

                              AVAILABLE INFORMATION

     ITT Hartford is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning ITT Hartford can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     ITT Hartford has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to ITT Hartford and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by ITT Hartford with the Commission are incorporated into this Prospectus by reference:

     1. ITT Hartford's Annual Report on Form 10-K for the year ended December 31, 1995;

     2. ITT Hartford's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

     3. Description of ITT Hartford's Common Stock and its Rights associated with the Common Stock contained in its Registration Statement on Form 8-A, dated September 18, 1995 (as amended by the Form 8-A/A filed on November 15, 1995).

     Each document or report filed by ITT Hartford pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     ITT Hartford will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: ITT Hartford Group, Inc., Hartford Plaza, Hartford, Connecticut 06115, Attention: Secretary (telephone: 860-547-5000).


                               ITT HARTFORD GROUP

     ITT Hartford Group, Inc. ("ITT Hartford" and, together with its subsidiaries, "ITT Hartford Group") is a holding company that owns, directly or indirectly, a number of insurance companies, including Hartford Fire Insurance Company ("Hartford Fire"). ITT Hartford Group, a diversified international organization founded in 1810, is the seventh largest property and casualty insurer and the twelfth largest life insurer in the United States, with total assets of $100.2 billion and equity of $4.4 billion at June 30, 1996.

     The North American property and casualty operations, with premiums written of $5.7 billion as of December 31, 1995, provide a wide range of personal, commercial, specialty and reinsurance coverages. In personal lines, ITT Hartford Group ranks among the 10 largest carriers and is the endorsed provider of automobile and homeowners coverages to members of the American Association of Retired Persons ("AARP"). Commercial insurance, the property and casualty company's largest line with $2.8 billion in written premiums as of December 31, 1995, offers an array of products to address customer needs, including commercial multi-peril, general liability and workers' compensation. Specialty lines provides the expertise necessary to meet the needs of customers with sophisticated insurance, service or risk financing requirements. ITT Hartford Group is also a major reinsurer, with subsidiaries and operations located in Hong Kong, Spain, the United States, the United Kingdom and Canada.

     ITT Hartford Group also provides property and casualty and life products in the European insurance market. The largest operations are London and Edinburgh in the United Kingdom, Zwolsche Algemeene in The Netherlands and ITT Ercos in Spain.

     ITT Hartford Group's life insurance operations, with assets exceeding $68.0 billion at June 30, 1996, provide individual and group life and disability insurance, asset accumulation products and financial services for individuals, corporations and government entities. ITT Hartford Group ranks among the top providers of retirement planning products and services for corporations and government entities, and, with $7.0 billion in new fixed and variable annuity deposits in 1995, it continues to rank among industry leaders in the sale of these products.

     As a holding company with no significant business operations of its own, ITT Hartford relies on dividends from its insurance company subsidiaries, which are primarily domiciled in Connecticut, as the principal source of cash to meet its obligations, including the payment of principal of (and premium, if any) and any interest on debt obligations of ITT Hartford (including the Debt Securities), and to pay dividends to holders of its capital stock (including the Preferred Stock). The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut which require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's policyholder surplus as of December 31 of the preceding year or (ii) net income for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting policies. The insurance holding company laws of the other jurisdictions in which ITT Hartford's insurance subsidiaries are incorporated generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends.

     ITT Hartford is a Delaware corporation. ITT Hartford's principal executive offices are located at Hartford Plaza, Hartford, Connecticut 06115, and its telephone number is (860) 547-5000.


                                 USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, ITT Hartford intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, acquisitions, refinancing of debt, including outstanding commercial paper and other short term bank indebtedness, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement. A more detailed description of the use of proceeds of any specific offering of Offered Securities shall be set forth in the Prospectus Supplement pertaining to such offering.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth ITT Hartford's ratios of earnings to fixed charges for the years and periods indicated:

                                                  Six Months
                                                 Ended June 30,                   Year Ended December 31,
                                                ---------------      ---------------------------------------------
                                                1996       1995      1995       1994       1993       1992    1991
                                                ----       ----      ----       ----       ----       ----    ----
Ratio of Consolidated Earnings to Fixed
      Charges...............................    4.3        5.3        5.8        7.4        6.8       (3.1)    5.0

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income from operations before Federal income taxes and fixed charges. "Fixed charges" consists of interest expense, capitalized interest, amortization of debt expense, an imputed interest component for rental expense and dividend requirements on preferred stock of Hartford Fire.

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Debt Securities offered hereby are to be issued in one or more series under the Senior Indenture, dated as of October 20, 1995, as supplemented from time to time (as so supplemented, the "Senior Indenture"), between ITT Hartford and The Chase Manhattan Bank (National Association), as trustee (the "Senior Indenture Trustee"). The Subordinated Debt Securities offered hereby are to be issued in one or more series under a Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between ITT Hartford and a trustee to be named in the Prospectus Supplement (the "Subordinated Indenture Trustee" and, together with the Senior Indenture Trustee, the "Trustees" ). Copies of the Senior Indenture and the form of Subordinated Indenture have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time) and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Whenever particular sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference.

General

     The Debt Securities will be unsecured obligations of ITT Hartford. The Senior Debt Securities will be unsecured and will rank on a parity with all other unsecured and unsubordinated obligations of ITT Hartford. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Debt (as defined below) of ITT Hartford. See "--Subordination under the Subordinated Indenture". As a non-operating holding company, most of the operating assets of ITT Hartford and its consolidated subsidiaries are owned by such subsidiaries, and ITT Hartford relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of ITT Hartford's subsidiaries, and holders of Debt Securities should look only to the assets of ITT Hartford for payments on the Debt Securities. The payment of dividends by ITT Hartford's insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "ITT Hartford Group". The Indentures do not limit the aggregate amount of Debt Securities that may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, do not limit the incurrence or issuance of other secured or unsecured debt of ITT Hartford, whether under either of the Indentures, any other indenture that ITT Hartford may enter into in the future or otherwise. See "--Subordination under the Subordinated Indenture" and the Prospectus Supplement relating to any offering of Subordinated Debt Securities.

     The Debt Securities will be issuable in one or more series pursuant to an indenture supplemental to the Senior Indenture or the Subordinated Indenture, as the case may be, or a resolution of ITT Hartford's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt Securities: (1) the title of the Debt Securities; (2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (4) the rate or rates, if any, at which the Debt Securities shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of ITT Hartford to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer", the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon ITT Hartford in respect of the Debt Securities and the Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of ITT Hartford; (7) the obligation or the right, if any, of ITT Hartford to redeem, purchase or repay the Debt Securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Debt Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Debt Securities shall be payable, or in which the Debt Securities shall be denominated; (10) any additions, modifications or deletions, in the Events of Default or covenants of ITT Hartford specified in the Indenture with respect to the Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of Debt Securities that shall be payable upon declaration of acceleration of the Maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Debt Securities as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Debt Securities and the manner in which such amounts will be determined; (14) the issuance of a temporary Global Security representing all of the Debt Securities of such series and exchange of such temporary Global Security for definitive Debt Securities of such series;
(15) subject to the terms described under "Global Debt Securities", whether the Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) in the case of the Subordinated Indenture, the terms and conditions of any obligation or right of ITT Hartford to convert or exchange the Subordinated Debt Securities into other Offered Securities or at the option of a Holder thereof; (18) in the case of the Subordinated Indenture, the relative degree, if any, to which such Debt Securities of the series shall be senior to or be subordinated to other series of such Debt Securities in right of payment, whether such other series of Debt Securities are outstanding or not; and (19) any other terms of the Debt Securities not inconsistent with the provisions of the Indentures. (Section 301.) Debt Securities may also be issued under the Indentures upon the exercise of the Warrants. See "--Description of Warrants".

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

Denominations, Registration and Transfer

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Debt Securities of any series will be exchangeable for other Debt Securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate. (Section 305.)

     Debt Securities may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar or at the office of any transfer agent designated by ITT Hartford for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. ITT Hartford will appoint the Trustees as Securities Registrars under the Indentures. (Section 305.) If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by ITT Hartford with respect to any series of Debt Securities, ITT Hartford may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that ITT Hartford maintains a transfer agent in each Place of Payment for such series. ITT Hartford may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002.)

     In the event of any redemption, neither ITT Hartford nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Debt Securities of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Debt Securities so selected for redemption, except, in the case of any Debt Securities being redeemed in part, any portion thereof not to be redeemed. (Section 305.)

Global Debt Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Debt Security may not be transferred except as a whole by the Depositary for such Global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. ITT Hartford anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Debt Security, and the deposit of such Global Debt Security with or on behalf of the Depositary, the Depositary for such Global Debt Security or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Debt Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by ITT Hartford if such Debt Securities are offered and sold directly by ITT Hartford. Ownership of beneficial interests in a Global Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants

(with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Debt Security.

     So long as the Depositary for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Debt Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

     Payments of principal of (and premium, if any) and interest on individual Debt Securities represented by a Global Debt Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Debt Security representing such Debt Securities. None of ITT Hartford, the Trustee for such Debt Securities, any Paying Agent, or the Securities Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     ITT Hartford expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Debt Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Debt Security for such Debt Securities as shown on the records of such Depositary or its nominee. ITT Hartford also expects that payments by participants to owners of beneficial interests in such Global Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by ITT Hartford within 90 days, ITT Hartford will issue individual Debt Securities of such series in exchange for the Global Debt Security representing such series of Debt Securities. In addition, ITT Hartford may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Debt Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Debt Security or Securities representing such series of Debt Securities. Further, if ITT Hartford so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Debt Security representing Debt Securities of such series may, on terms acceptable to ITT Hartford, the Trustee and the Depositary for such Global Debt Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Debt Security will be entitled to physical delivery of Individual Debt Securities of the series represented by such Global Debt Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by ITT Hartford, of $1,000 and integral multiples thereof.

Payment and Paying Agents

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Debt Securities will be made at the office of the Trustee for such Debt Securities in the City of New York or at the office of such Paying Agent or Paying Agents as ITT Hartford may designate from time to time in an applicable Prospectus Supplement, except that at the option of ITT Hartford payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any interest on Debt Securities will be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. ITT Hartford may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however ITT Hartford will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Debt Securities. (Sections 301, 307 and 1002.)

     Any moneys deposited with the Trustee or any Paying Agent, or then held by ITT Hartford in trust, for the payment of the principal of (and premium, if any) or interest on any Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of ITT Hartford, be repaid to ITT Hartford and the Holder of such Debt Security shall thereafter look, as a general unsecured creditor, only to ITT Hartford for payment thereof. (Section 1003.)

Redemption

     Unless otherwise indicated in an applicable Prospectus Supplement, Debt Securities will not be subject to any sinking fund and will not be redeemable prior to their Stated Maturity except as described below.

     ITT Hartford may, at its option, redeem the Debt Securities of any series on any Interest Payment Date with respect thereto in whole at any time or in part from time to time. Debt Securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Debt Security so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the greater of (a) the principal amount thereof and (b) an amount equal to (i) in respect of Debt Securities of any series bearing interest at a fixed rate, the Discounted Remaining Fixed Amount Payments or (ii) in respect of Debt Securities of any series bearing interest determined by reference to a floating rate, the Discounted Swap Equivalent Payments (calculated as described below to determine any redemption premium based upon the value of interest payable on an equivalent fixed rate debt security). (Section 1107.) For purposes of this redemption provision, the following terms have the meanings set forth below:

     "Discounted Remaining Fixed Amount Payments" means, in respect of a Debt Security of any series bearing interest at a fixed rate, an amount equal to the sum of the Current Values of the amounts of interest and principal that would have been payable by ITT Hartford pursuant to the terms of such Debt Security on each Interest Payment Date after the redemption date and at Stated Maturity of the final payment of principal thereof (taking into account any required sinking fund payments but otherwise assuming that ITT Hartford had not redeemed such Debt Security prior to such Stated Maturity).

     "Current Value" means, in respect of any amount, the present value of that amount on the redemption date after discounting that amount on a semiannual basis from the originally scheduled date for payment on the basis of the Treasury Rate.

     "Treasury Rate" means a per annum rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield) determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity for United States Treasury securities maturing at the

Stated Maturity of the final payment of principal of any series of Debt Securities redeemed pursuant to the provisions described above, as determined by reference to the weekly average yield to maturity for United States Treasury securities maturing on such Stated Maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve, or, if no such securities mature at such Stated Maturity, by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (i) one maturing as close as possible to, but earlier than, such Stated Maturity and (ii) the other maturing as close as possible to, but later than, such Stated Maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

     "Discounted Swap Equivalent Payments" means, in respect of a Debt Security of any series bearing interest determined by reference to a floating rate, an amount equal to the sum of (i) the Current Value of the amount of principal that would have been payable by ITT Hartford pursuant to the terms of such Debt Security at Stated Maturity of the final payment of the principal thereof (taking into effect any required sinking fund payments but otherwise assuming that ITT Hartford had not redeemed such Debt Security prior to such Stated Maturity and (ii) the sum of the Current Values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ITT Hartford against floating rate payments to be made by such leading dealers equal to the interest payments on the Debt Security being redeemed (taking into effect any required sinking fund payment but otherwise assuming ITT Hartford had not redeemed such Debt Security prior to such Stated Maturity) under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of such Debt Security, a termination date set at the Stated Maturity of such Debt Security and payment dates for both fixed and floating rate payers set at each Interest Payment Date of such Debt Security. The amount of such fixed rate payments will be based on quotations received by the Trustee (or an agent appointed for such purpose) from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three such dealers.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Debt Securities to be redeemed at his registered address. Unless ITT Hartford defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Debt Securities or portions thereof called for redemption.

Consolidation, Merger and Sale of Assets

     The Senior and Subordinated Indentures provide that ITT Hartford shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into ITT Hartford or convey, transfer or lease its properties and assets substantially as an entirety to ITT Hartford, unless (i) in case ITT Hartford consolidates with or merges into another corporation or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and such successor corporation expressly assumes ITT Hartford's obligations on the Debt Securities issued under the related Indenture; (ii) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met. (Sections 801 and 802.)

Limitations upon Liens

     The Senior and Subordinated Indentures provide that ITT Hartford will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a Lien (as defined) upon any Principal Property of ITT Hartford or any Restricted Subsidiary or on any shares of stock of any Restricted Subsidiary (whether such Principal Property or shares of stock are now owned or hereafter acquired) without in any such case effectively providing that the Debt Securities of any series Outstanding which are entitled to the benefits of such provision of the Indenture

(together with, if ITT Hartford shall so determine, any other indebtedness of or guaranteed by ITT Hartford or such Restricted Subsidiary entitled thereto, subject to applicable priority of payment) shall be secured equally and ratably with or prior to such indebtedness, except that the foregoing restriction shall not apply to (i) Liens on property or shares of stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) Liens on property existing at the time of acquisition thereof, or Liens on property which secure the payment of the purchase price of such property, or Liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of such property or the construction of such property (including improvements to existing property), which indebtedness is incurred or guaranteed within 180 days after the latest of such acquisition or completion of such construction or commencement of operation of such property; (iii) Liens securing indebtedness owing by any Restricted Subsidiary to ITT Hartford or a wholly-owned Restricted Subsidiary; (iv) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with ITT Hartford or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other Person as an entirety or substantially as an entirety by ITT Hartford or a Restricted Subsidiary; (v) Liens on property of ITT Hartford or a Restricted Subsidiary in favor of the United States of America or any State thereof or any agency, instrumentality or political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of such property; and (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (v), inclusive. Notwithstanding the above, ITT Hartford and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of such indebtedness issued pursuant to such exception at such time does not exceed 10% of Consolidated Net Tangible Assets. In computing the aggregate amount of indebtedness outstanding for purposes of the foregoing sentence, there shall not be included in the calculation any indebtedness issued, assumed or guaranteed pursuant to clauses (i) through (vi) above. (Section 1008.)

   Certain Definitions

     "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of ITT Hartford and its consolidated Subsidiaries ("Subsidiary" being defined as any corporation where more than 50% of its voting stock is owned by ITT Hartford or by another Subsidiary) and prepared in accordance with generally accepted accounting principles. (Section 101.)

     "Principal Property" means all land, buildings, machinery and equipment, and leasehold interests and improvements in respect of the foregoing, which would be reflected on a consolidated balance sheet of ITT Hartford and its Subsidiaries prepared in accordance with generally accepted accounting principles, excluding all such tangible property located outside the United States of America and excluding any such property which, in the opinion of the Board of Directors set forth in a Board Resolution, is not material to ITT Hartford and its consolidated Subsidiaries taken as a whole. (Section 101.)

     "Restricted Subsidiary" is defined as any Subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the property, casualty and life insurance businesses; provided, however, that no Subsidiary shall be a Restricted Subsidiary (i) if the total assets of such Subsidiary are less than 10% of the total assets of ITT Hartford and its consolidated Subsidiaries (including such Subsidiary) in each case as set forth on the most recent fiscal year-end balance sheets of such Subsidiary and ITT Hartford and its consolidated Subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or (ii) if in the judgment of the Board of Directors, as evidenced by a Board Resolution, such Subsidiary is not material to the financial condition of ITT Hartford and its Subsidiaries taken as a whole. (Section 101.) As of the date of this Prospectus, the subsidiaries of ITT Hartford which meet the definition of Restricted Subsidiaries are the following: Hartford Fire, Hartford Accident & Indemnity Company, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, ITT Hartford Life and Annuity Insurance Company, ITT Hartford International, Inc. (U.S.), London & Edinburgh Insurance Group, Limited (England), Nutmeg Insurance Company and Zwolsche Algemeene N.V. (Netherlands).

Modification and Waiver

     Modification and amendments of each Indenture may be made by ITT Hartford and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby,
(i) change the Stated Maturity of the principal of, or any installment of interest on, any Outstanding Debt Security; (ii) reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity of, any Outstanding Debt Security; (iii) change the Place of Payment, or the coin or currency in which any Outstanding Debt Security or the interest thereon is payable; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Outstanding Debt Security after the Stated Maturity; or (v) change the provisions of the Indenture relating to amendments of the Indenture requiring the consent of the affected Holders for waiver of compliance with certain provisions of the Indenture or waiver of past defaults. (Section 902.)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may on behalf of the Holders of all Debt Securities of that series waive, insofar as the series is concerned, compliance by ITT Hartford with certain restrictive covenants of the Indenture. (Section 1009.) The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of that series waive any past default under the Indenture with respect to that series of Debt Securities, except a default in the payment of the principal of, or any interest on, any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 513.)

Events of Default

     Each Indenture provides that the following shall constitute Events of Default with respect to any series of Debt Securities: (i) default for 30 days in the payment of any interest when due; (ii) default in the payment of principal (or premium, if any) at Maturity; (iii) default in the performance of any other covenant in the Indenture for 60 days after written notice thereof;
(iv) certain events in bankruptcy, insolvency or reorganization; (v) acceleration or default in the payment of indebtedness for borrowed money in excess of $25,000,000, which acceleration or default shall not have been rescinded or annulled within 30 days after notice; or (vi) any other Event of Default provided in the applicable Board Resolution or supplemental indenture under which such series of Debt Securities is issued. (Section 501.) ITT Hartford is required to furnish the Trustee annually with a statement as to the fulfillment by ITT Hartford of its obligations under the Indenture. (Section 1006.) Each Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any default (except in respect of the payment of principal or interest on the Debt Securities) if it considers it in the interest of the Holders to do so. (Section 602.)

     If an Event of Default with respect to Outstanding Debt Securities of any series occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately, by a notice in writing to ITT Hartford (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable. However, at any time after a declaration or acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such declaration. (Section 502.)

     Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Section 603.) Subject to such provisions for the security or indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for and remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512.)

     No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and, within 60 days following the receipt of such notice, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, and the Trustee shall have failed to institute such proceeding. (Section 507.) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute a suit for the enforcement of any such payment. (Section 508.)

Satisfaction and Discharge of the Indentures

     Each Indenture provides that when, among other things, all Debt Securities not previously delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year and ITT Hartford deposits or causes to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies in which the Debt Securities are payable sufficient to pay and discharge the entire indebtedness on the Debt Securities not previously delivered to the Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to ITT Hartford's obligations to pay all other sums due pursuant to the Indenture and to provide the Officers' Certificates and Opinions of Counsel described therein), and ITT Hartford will be deemed to have satisfied and discharged the Indenture. (Section 401.)

Defeasance

     Except as may otherwise be provided in the applicable Prospectus Supplement with respect to the Debt Securities of any series, each Indenture provides that ITT Hartford shall be deemed to have paid and discharged the entire indebtedness on all the Debt Securities of a series at any time prior to the Stated Maturity or redemption thereof when (i) ITT Hartford has irrevocably deposited or caused to be deposited with the Trustee, in trust, either (a) sufficient funds to pay and discharge the entire indebtedness on the Debt Securities of such series for the principal (and premium, if any) and interest to the Stated Maturity or any redemption date or (b) such amount of Government Obligations (as defined) as will, in the written opinion of independent public accountants delivered to the Trustee, together with predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof, be sufficient to pay and discharge when due the entire indebtedness on the Debt Securities of such series for principal (and premium, if any) and interest to the Stated Maturity or any redemption date, (ii) ITT Hartford has paid or caused to be paid all other sums payable with respect to the Debt Securities of such series, (iii) ITT Hartford has delivered to the Trustee an officer's certificate and an opinion of counsel to the effect that (a) ITT Hartford has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the applicable Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion confirms that, the deposit and related defeasance would not cause the holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and such opinion is accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service, (iv) ITT Hartford has delivered to the Trustee an opinion of counsel that neither ITT Hartford nor the trust held by such Trustee will immediately after the deposit just described be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and (v) ITT Hartford has delivered to the Trustee such other Officer's Certificates and Opinions of Counsel as may be required by the Indenture, each stating that all conditions precedent therein provided for relating to the satisfaction and discharge of the entire indebtedness on all Debt Securities of such series have been complied with. (Section 403.)

     With respect to the Subordinated Indenture, in order to be discharged as described above, no default in the payment of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing or no other Event of Default with respect to the Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date it would have become due and payable.

Conversion or Exchange

     Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Debt Securities of any series may be convertible or exchangeable into Common Stock or other Offered Securities. The specific terms on which Subordinated Debt Securities of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the Holder, or at the option of ITT Hartford, in which case the number of shares of Common Stock or other Offered Securities to be received by the Holders of Subordinated Debt Securities would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

Subordination under the Subordinated Indenture

     In the Subordinated Indenture, ITT Hartford has covenanted and agreed that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Debt to the extent provided in the Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of ITT Hartford, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to ITT Hartford whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities or to other Debt which is pari passu with, or subordinated to, the Subordinated Debt Securities; provided, however, that Senior Debt shall not be deemed to include (a) any Debt of ITT Hartford which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to ITT Hartford, (b) any Debt of ITT Hartford to any of its subsidiaries, (c) Debt to any employee of ITT Hartford, (d) any liability for taxes and (e) indebtedness or monetary obligations to trade creditors or assumed by ITT Hartford or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     ITT Hartford is a non-operating holding company, and most of the assets of ITT Hartford are owned by its subsidiaries. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of ITT Hartford's subsidiaries, including liabilities under contracts of insurance and annuities written by ITT Hartford's insurance subsidiaries. Holders of Debt Securities should look only to the assets of ITT Hartford for payments of interest and principal and premium if any.

     The Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by ITT Hartford. ITT Hartford expects from time to time to incur additional indebtedness constituting Senior Debt.

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

Governing Law

     The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112.)

Concerning the Trustees

     Each of the Trustees acts as depository for funds of, makes loans to, and performs other services for, ITT Hartford and its subsidiaries in the normal course of business.

                  DESCRIPTION OF CAPITAL STOCK OF ITT HARTFORD

Authorized and Outstanding Capital Stock

     Pursuant to the Restated Certificate of Incorporation of ITT Hartford, the authorized capital stock of ITT Hartford is 250,000,000 shares, consisting of:

          (a) 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 300,000 shares were designated as Series A Participating Cumulative Preferred Stock; and

          (b) 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     As of June 30, 1996, ITT Hartford had outstanding 117,278,662 shares of Common Stock. Holders of Common Stock have received a dividend of ITT Hartford Rights (as defined under "--ITT Hartford Rights Agreement"), entitling the holders, when exercisable, to purchase shares of Series A Participating Cumulative Preferred Stock in certain circumstances pursuant to the Rights Agreement (as defined under "--ITT Hartford Rights Agreement"). See "--ITT Hartford Rights Agreement". No shares of Preferred Stock are currently outstanding.

     No holders of any class of ITT Hartford's capital stock are entitled to preemptive rights.

     In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of ITT Hartford is empowered, without approval of the stockholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include the dividend rights, voting rights, redemption rights, liquidation preferences, if any, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the (i) Restated Certificate of Incorporation of ITT Hartford, as such is amended at the time of the issuance of the Preferred Stock (the "Restated Certificate of Incorporation") and (ii) the By-laws of ITT Hartford as in effect at such time (the "By-laws").

Common Stock

     Subject to any preferential rights of any Preferred Stock created by the Board of Directors, each outstanding share of Common Stock is entitled to such dividends as the Board of Directors may declare from time to time out of funds legally available therefor. The holders of Common Stock possess exclusive voting rights in ITT Hartford, except to the extent the Board of Directors specifies voting power with respect to any Preferred Stock issued. Except as hereinafter described, holders of Common Stock are entitled to one vote for each share of Common Stock, but do not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding-up of ITT Hartford, holders of Common Stock will be entitled to receive on a pro-rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of Preferred Stock. The Common Stock is listed on the New York Stock Exchange under the symbol "HIG".

     The Common Stock Transfer Agent and Registrar is The Bank of New York.

Preferred Stock

     The particular terms of any series of Preferred Stock offered hereby will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the Preferred Stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The terms, if any, on which shares of any series of Preferred Stock are convertible or exchangeable into Common Stock will also be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of ITT Hartford, in which case the number of shares of Common Stock to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement. The description of the terms of a particular series of Preferred Stock that will be set forth in the applicable Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

     On October 10, 1995, the Board of Directors of ITT Hartford declared a dividend of ITT Hartford Rights to holders of record of Common Stock outstanding as of the close of business on December 19, 1995, when exercisable, to purchase shares of Series A Participating Cumulative Preferred Stock in certain circumstances pursuant to the Rights Agreement. See "--ITT Hartford Rights Agreement".

Depositary Shares

     General

     ITT Hartford may, at its option, elect to offer receipts for fractional interests ("Depositary Shares") in Preferred Stock, rather than full shares of Preferred Stock. In such event, receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock, will be issued as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between ITT Hartford and a depositary to be named by ITT Hartford in a Prospectus Supplement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights). The following summary of certain provisions of the Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms. Whenever particular sections of the Deposit Agreement are referred to, it is intended that such sections shall be incorporated herein by reference. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

     Dividends and Other Distributions

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may sell such property and distribute the net proceeds from such sale to such holders.

     Redemption of Depositary Shares

     If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever ITT Hartford redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the Depositary.

     Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and ITT Hartford will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

     Amendment and Termination of the Deposit Agreement

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between ITT Hartford and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement will only terminate if (i) all outstanding Depositary Shares have been redeemed or
(ii) there has been a final distribution in respect of the Preferred Stock, including in connection with any liquidation, dissolution or winding up of ITT Hartford and such distribution has been distributed to the holders of Depositary Receipts.

     Resignation and Removal of Depositary

     The Depositary may resign at any time by delivering to ITT Hartford notice of its election to do so, and ITT Hartford may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointments. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     Charges of Depositary

     ITT Hartford will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. ITT Hartford will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and issuance of Depositary Receipts, all withdrawals of shares of Preferred Stock by owners of the Depositary Shares and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges as they are expressly provided in the Deposit Agreement to be for their accounts.

     Miscellaneous

     The Depositary will forward all reports and communications from ITT Hartford which are delivered to the Depositary and which ITT Hartford is required or otherwise determines to furnish to the holders of the Preferred Stock.

     Neither the Depositary nor ITT Hartford will be liable under the Deposit Agreement to holders of Depositary Receipts other than for its gross negligence, willful misconduct or bad faith. Neither ITT Hartford nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. ITT Hartford and the Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

Provisions of Restated Certificate of Incorporation and By-laws

     Certain provisions of the Restated Certificate of Incorporation and By-laws of ITT Hartford may delay or make more difficult unsolicited acquisitions or changes of control of ITT Hartford. It is believed that such provisions will enable ITT Hartford to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of ITT Hartford and its shareholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of ITT Hartford, although such proposals, if made, might be considered desirable by a majority of ITT Hartford's shareholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management of ITT Hartford without the concurrence of the Board of Directors. These provisions include (i) the availability of capital stock for issuance from time to time at the discretion of the Board of Directors (see "--Authorized and Outstanding Capital Stock" and "--Preferred Stock"), (ii) prohibitions against shareholders calling a special meeting of shareholders or acting by written consent in lieu of a meeting, (iii) requirements for advance notice for raising business or making nominations at shareholders' meetings and
(iv) the ability of the Board of Directors to increase the size of the board and to appoint directors to fill newly created directorships.

     No Shareholder Action by Written Consent; Special Meetings

     The Restated Certificate of Incorporation and By-laws of ITT Hartford provide that shareholder action can be taken only at an annual or special meeting and cannot be taken by written consent in lieu of a meeting. The Restated Certificate of Incorporation and By-laws also provide that special meetings of the shareholders can be called only by the Chairman of the Board of Directors or by a vote of the majority of the entire Board of Directors. Furthermore, the By-laws of ITT Hartford provide that only such business as is specified in the notice of any such special meeting of shareholders may come before such meeting.

     Advance Notice for Raising Business or Making Nominations at Meetings

     The By-laws of ITT Hartford establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors, or by a shareholder who has given to the Secretary of ITT Hartford timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The chairman of such meeting will have the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of ITT Hartford.

     To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting is required to be received by the Secretary of ITT Hartford not later than 90 days in advance of the anniversary date for the immediately preceding annual meeting (or not more than 10 days after the first public disclosure of the originally scheduled date of such annual meeting, whichever is earlier). Similarly, notice of nominations to be brought before a special meeting of shareholders for the election of directors is required to be delivered to the Secretary no later than the close of business on the seventh day following the day on which notice of the date of the special meeting of shareholders is given.

     The notice of any nomination for election as a director is required to set forth the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; a representation that the shareholder is a holder of record of stock of ITT Hartford entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and the consent of each nominee to serve as a director if so elected.

     Number of Directors; Filling of Vacancies

     The Restated Certificate of Incorporation and By-laws of ITT Hartford provide that newly created directorships resulting from any increase in the authorized number of directors (or any vacancy) may be filled by a vote of a majority of directors then in office, subject to the requirement provided in the By-laws that the majority of directors holding office immediately after such election must be "independent directors" (as defined). Accordingly, the Board of Directors of ITT Hartford may be able to prevent any shareholder from obtaining majority representation on the Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees.

ITT Hartford Rights Agreement

     ITT Hartford Rights

     On October 10, 1995, the Board of Directors of ITT Hartford declared a dividend of one right (the "ITT Hartford Rights") for each share of Common Stock outstanding as of the close of business on December 19, 1995 (the "Issuance Date"), and with respect to Common Stock issued thereafter until the Distribution Date (as defined below), and, in certain circumstances, with respect to Common Stock issued after the Distribution Date. Each ITT Hartford Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from ITT Hartford one one-thousandth (1/1000th) of a share of Series A Participating Cumulative Preferred Stock, par value $.01 per Share, of ITT Hartford (the "Preferred Shares") at a price of $2.20 with respect to each Right, subject to adjustment in certain circumstances (the "Purchase Price"). The description and terms of the ITT Hartford Rights are set forth in the Rights Agreement, dated as of November 1, 1995 (the "Rights Agreement"), between ITT Hartford and The Bank of New York, as Rights Agent. The ITT Hartford Rights will not be exercisable until the Distribution Date and will expire on the tenth annual anniversary of the Rights Agreement (the "Expiration Date"), unless earlier redeemed by ITT Hartford as described below. Until an ITT Hartford Right is exercised, the holder thereof, as such, will have no rights as a shareholder of ITT Hartford including, without limitation, the right to vote or to receive dividends with respect to the ITT Hartford Rights or the Preferred Shares relating thereto. A copy of the Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The description set forth below does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

     Distribution Date

     Under the Rights Agreement, the Distribution Date is the earlier of (i) such time as ITT Hartford learns that a person or group (including any affiliate or associate of such person or group) has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of Common Stock (such person or group being an "Acquiring Person"), unless provisions preventing accidental triggering of the distribution of the ITT Hartford Rights apply, and (ii) the close of business on such date, if any, as may be designated by the Board of Directors of ITT Hartford following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% or more of the outstanding shares of Common Stock. A person or group (or any affiliate or associate of such person or group), however, that inadvertently acquires more than 15% of the outstanding shares of Common Stock will not be deemed to be an Acquiring Person provided that such person or group reduces the percentage of beneficial ownership to less than 15% of the outstanding shares of Common Stock by the close of business on the fifth business day after notice from the Company that such person's or group's ownership interests exceeds 15% of his outstanding shares of Common Stock. Such person or group will be deemed to be an Acquiring Person at the end of such five business day period absent such reduction.

     Evidence of ITT Hartford Rights

     Until the Distribution Date, the ITT Hartford Rights will be evidenced by the certificates for Common Stock registered in the names of the holders thereof (which certificates for Common Stock shall also be deemed to be ITT Hartford Right Certificates, as defined below) rather than separate ITT Hartford Right Certificates. Therefore, on and after the Issuance Date and until the Distribution Date, the ITT Hartford Rights will be transferred with and only with the Common Stock and each transfer of Common Stock also will transfer the associated ITT Hartford Rights. As soon as practicable following the Distribution Date, separate certificates evidencing the ITT Hartford Rights ("ITT Hartford Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date (and to each initial record holder of certain Common Stock originally issued after the Distribution Date), and such separate ITT Hartford Right Certificates alone will thereafter evidence the ITT Hartford Rights.

     Adjustments

     The number of Preferred Shares or other securities issuable upon exercise of the ITT Hartford Rights, the Purchase Price, the Redemption Price (as defined below) and the number of ITT Hartford Rights associated with each share of Common Stock are all subject to adjustment from time to time in the event of any change in the Common Stock or the Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization or any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock or Preferred Shares.

     ITT Hartford may, but is not required to, issue fractions of ITT Hartford Rights or distribute ITT Hartford Right Certificates which evidence fractional ITT Hartford Rights. In lieu of such fractional ITT Hartford Rights, ITT Hartford may make a cash payment based on the market price of such rights. In addition, ITT Hartford may, but is not required to, issue fractions of shares upon the exercise of the ITT Hartford Rights or distribute certificates which evidence fractional Preferred Shares. In lieu of fractional Preferred Shares, ITT Hartford may utilize a depository arrangement as provided by the terms of the Preferred Shares and, in the case of fractions other than one one-thousandth (1/1000th) of a Preferred Share or integral multiples thereof, may make a cash payment based on the market price of such shares.

     Triggering Event and Effect of Triggering Event

     At such time as there is an Acquiring Person, the ITT Hartford Rights will entitle each holder (other than such Acquiring Person) of an ITT Hartford Right to purchase, for the Purchase Price, that number of one one-thousandths (1/1000ths) of a Preferred Share equivalent to the number of shares of Common Stock which at the time of such event would have a market value of twice the Purchase Price.

     In the event ITT Hartford is acquired in a merger or other business combination by an Acquiring Person or an affiliate or associate of an Acquiring Person that is a publicly traded corporation or 50% or more of ITT Hartford's assets or assets representing 50% or more of ITT Hartford's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an affiliate or associate of an Acquiring Person that is not a publicly traded corporation, each ITT Hartford Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event ITT Hartford is acquired in a merger or other business combination by an Acquiring Person or an affiliate or associate of an Acquiring Person that is not a publicly traded entity or 50% or more of ITT Hartford's assets or assets representing 50% or more of ITT Hartford's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an affiliate or associate of an Acquiring Person that is not a publicly traded entity, each ITT Hartford Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, at such holder's option, (i) that number of shares of the surviving corporation in the transaction with such entity (which surviving corporation could be ITT Hartford) which at the time of the transaction would have a book value of twice the Purchase Price, (ii) that number of shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price or (iii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have market value of twice the Purchase Price.

     Any ITT Hartford Rights that are at any time beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) will be null and void and nontransferable and any holder of any such ITT Hartford Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such ITT Hartford Right.

     Redemption

     At any time prior to the earlier of (i) such time as a person or group becomes an Acquiring Person and (ii) the Expiration Date, the Board of Directors of ITT Hartford may redeem the ITT Hartford Rights in whole, but not in part, at a price (in cash or Common Stock or other securities of ITT Hartford deemed by the Board of Directors to be at least equivalent in value) of $.01 per ITT Hartford Right (which amount shall be subject to adjustment as provided in the Rights Agreement) (the "Redemption Price"). Immediately upon the action of the Board of Directors of ITT Hartford ordering the redemption of the ITT Hartford Rights, and without any further action and without any notice, the right to exercise the ITT Hartford Rights will terminate and the only right of the holders of ITT Hartford Rights will be to receive the Redemption Price. Within 10 business days after the action of the Board of Directors ordering the redemption of the ITT Hartford Rights, ITT Hartford will give notice of such redemption to the holders of the then outstanding ITT Hartford Rights by mail. Each such notice of redemption will state the method by which payment of the Redemption Price will be made.

     In addition, at any time after there is an Acquiring Person, the Board of Directors of ITT Hartford may elect to exchange each ITT Hartford Right (other than ITT Hartford Rights that have become null and void and nontransferable as described above) for consideration per ITT Hartford Right consisting of one-half of the securities that would be issuable at such time upon exercise of one ITT Hartford Right pursuant to the terms of the Rights Agreement.

     Amendment

     At any time prior to the Distribution Date, ITT Hartford may, without the approval of any holder of any ITT Hartford Rights, supplement or amend any provision of the Rights Agreement (including, without limitation, the date on which the Distribution Date shall occur, the definition of Acquiring Person, the time during which the ITT Hartford Rights may be redeemed or the terms of the Preferred Shares), except that no supplement or amendment shall be made which reduces the Redemption Price (other than pursuant to certain adjustments therein) or provides for an earlier Expiration Date. From and after the Distribution Date and subject to applicable law, ITT Hartford may amend the Rights Agreement without the approval of any holders of ITT Hartford Right Certificates (i) to cure any ambiguity or to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision of the Rights Agreement or (ii) to make any other provisions which ITT Hartford may deem necessary or desirable and which shall not adversely affect the interests of the holders of ITT Hartford Right Certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person). Any supplement or amendment adopted during any period after any person or group has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the prior sentence from and after the Distribution Date.

     Certain Effects of the ITT Hartford Rights Agreement

     The Rights Agreement is designed to protect shareholders of ITT Hartford in the event of unsolicited offers to acquire ITT Hartford and other coercive takeover tactics which, in the opinion of the Board of Directors of ITT Hartford, could impair its ability to represent shareholder interests. The provisions of the Rights Agreement may render an unsolicited takeover of ITT Hartford more difficult or less likely to occur or might prevent such a takeover, even though such takeover may offer ITT Hartford's shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of the shareholders of ITT Hartford.

Restrictions on Ownership Under Insurance Laws

     Although the Restated Certificate of Incorporation and By-laws of ITT Hartford do not contain any provision restricting ownership as a result of the application of various state insurance laws, such laws will be a significant deterrent to any person interested in acquiring control of ITT Hartford. The insurance holding company laws of each of the jurisdictions in which ITT Hartford's insurance subsidiaries are incorporated or commercially domiciled (as well as state corporation laws) govern any acquisition of control of such insurance subsidiaries or of ITT Hartford. In general, such laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless such person or entity has received the prior approval of the insurance regulatory authorities. Such acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of ITT Hartford's outstanding Common Stock (5% or more, in the case of the Florida insurance holding company laws) unless the applicable insurance regulatory authorities determine otherwise.

Delaware General Corporation Law

     The terms of Section 203 of the Delaware General Corporation Law apply to ITT Hartford since it is a Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless (a) the transaction that results in the person's becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder, (b) upon consummation of the transaction which results in the shareholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans or (c) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of shareholders. Under
Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is
(a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. The Restated Certificate of Incorporation does not exclude ITT Hartford from the restrictions imposed under Section 203.

     Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the shareholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring ITT Hartford to negotiate in advance with ITT Hartford's Board of Directors, because the shareholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the shareholder becoming an interested shareholder. Such provisions also may have the effect of preventing changes in the management of ITT Hartford. It is further possible that such provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.


                             DESCRIPTION OF WARRANTS

     ITT Hartford may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), Preferred Stock, Common Stock or other of its securities. Warrants may be issued independently or together with any such securities of ITT Hartford and may be attached to or separate from such securities of ITT Hartford. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between ITT Hartford and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to Warrants being offered pursuant thereto. The description of the terms of the Warrants that are set forth below and that will be set forth in the applicable Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the Warrant Agreement and warrant certificate relating to such Warrants.

Debt Warrants

     The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the warrant certificates representing such Debt Warrants, including the following: (i) the title of such Debt Warrants; (ii) the Debt Securities of ITT Hartford for which such Debt Warrants are exercisable; (iii) the aggregate number of such Debt Warrants; (iv) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price or prices at which such Debt Warrants will be issued; (v) the procedures and conditions relating to the exercise of such Debt Warrants; (vi) the designation and terms of any related Debt Securities of ITT Hartford with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such Debt Security; (vii) the date, if any, on and after which such Debt Warrants and the related securities of ITT Hartford will be separately transferable; (viii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (ix) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (x) if applicable, a discussion of material United States Federal income tax considerations; (xi) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants; and (xii) the terms of the securities of ITT Hartford purchasable upon exercise of such Debt Warrants.

     Debt Warrant certificates may be exchanged for new Debt Warrant certificates of different denominations and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

Other Warrants

     ITT Hartford may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the securities (which may include Preferred Stock or Common Stock) for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) if applicable, the designation and terms of the Preferred Stock or Common Stock with which such Warrants are issued, and the number of such Warrants issued with each such share of Preferred Stock or Common Stock; (v) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable; (vi) if applicable, a discussion of material United States Federal income tax considerations; and
(vii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants. The applicable Prospectus Supplement will also set forth (a) the amount of securities called for by such Warrants, and if applicable, the amount of Warrants outstanding, and (b) information relating to provisions, if any, for a change in the exercise price or the expiration date of such Warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of their Warrants for shares of Preferred Stock or Common Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Common Stock purchasable upon such exercise.

Exercise of Warrants

     Each Warrant will entitle the holder thereof to purchase for cash such principal amount or such number of securities of ITT Hartford at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby at any time up to the close of business on the expiration date set forth in such Prospectus Supplement. After the close of business on the expiration date (or such later expiration date as may be extended by ITT Hartford), unexercised Warrants will become void.

     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, ITT Hartford will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.


                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     ITT Hartford may issue Stock Purchase Contracts, including contracts obligating holders to purchase from ITT Hartford, and ITT Hartford to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The price per share of Preferred Stock or Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Preferred Stock or the Common Stock under the Purchase Contracts. The Stock Purchase Contracts may require ITT Hartford to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.


                              PLAN OF DISTRIBUTION

     ITT Hartford may sell any of the Offered Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents;
(ii) to or through underwriters; (iii) through dealers; and (iv) directly by ITT Hartford to purchasers.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Sales of Common Stock offered hereby may be effected from time to time in one or more transactions on the New York Stock Exchange or in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices.

     Offers to purchase Offered Securities may be solicited by agents designated by ITT Hartford from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by ITT Hartford to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

     If Offered Securities are sold by means of an underwritten offering, ITT Hartford will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Offered Securities in respect of which this Prospectus is being delivered, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, ITT Hartford will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Offered Securities may be solicited directly by ITT Hartford and the sale thereof may be made by ITT Hartford directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Offered Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for ITT Hartford. Any remarketing firm will be identified and the terms of its agreement, if any, with ITT Hartford and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, ITT Hartford may authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from ITT Hartford at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to delayed delivery contracts accepted by ITT Hartford.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with ITT Hartford to indemnification by ITT Hartford against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of Offered Securities will be a new issue and, other than the Common Stock which is listed on the New York Stock Exchange, will have no established trading market. ITT Hartford may elect to list any series of Offered Securities on an exchange, and in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, ITT Hartford shall not be obligated to do so.

     Agents, underwriters, dealers, and remarketing firms may be customers of, engage in transactions with, or perform services for, ITT Hartford and its subsidiaries in the ordinary course of business.


                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of any Offered Securities offered hereby will be passed upon for ITT Hartford by Michael S. Wilder, General Counsel of ITT Hartford, and for any underwriters or agents by counsel to be named in the applicable Prospectus Supplement.

                                     EXPERTS

     The audited consolidated financial statements and schedules of ITT Hartford Group, Inc. and subsidiaries incorporated by reference herein and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the changes in the methods of accounting for certain investments in debt and equity securities and discounting certain workers' compensation liabilities as discussed in the notes to consolidated financial statements.

- --------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
- --------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 1996

   ITT HARTFORD GROUP, INC.                 HARTFORD CAPITAL II
                                            HARTFORD CAPITAL III
Junior Subordinated Deferrable              HARTFORD CAPITAL IV
      Interest Debentures
                                  Preferred Securities guaranteed to the extent
                                   the Issuer has funds as set forth herein by
                                            ITT HARTFORD GROUP, INC.

     ITT Hartford Group, Inc., a Delaware corporation ("ITT Hartford"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right to payment to Senior Debt (as defined in "Description of Junior Subordinated Debentures -- Subordination") of ITT Hartford. If provided in an accompanying Prospectus Supplement, ITT Hartford will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the maturity of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payments".

     Hartford Capital II, Hartford Capital III and Hartford Capital IV, each a trust formed under the laws of the State of Delaware (each, an "Issuer", and collectively, the "Issuers"), may severally offer, from time to time, its respective preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of each Issuer. ITT Hartford will be the owner of the common securities (the "Common Securities", and together with the Preferred Securities, the "Trust Securities") of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by ITT Hartford to the extent described herein (each, a "Guarantee"). See "Description of Guarantee". The obligations of ITT Hartford under each Guarantee will be subordinate and junior in right of payment to all Senior Debt of ITT Hartford. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and any contributions made in respect of the Common Securities in a corresponding series of ITT Hartford's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities. The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement (as defined herein) will be the only revenue of each Issuer. Upon the occurrence of certain events as are described herein and in the accompanying Prospectus Supplement, ITT Hartford may redeem the Corresponding Junior Subordinated Debentures and cause the redemption of the Trust Securities or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in liquidation of their interest in such Issuer. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination".

     Holders of the Preferred Securities will be entitled to receive preferential cumulative cash Distributions accruing from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, ITT Hartford will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more Extension Periods (which shall not extend beyond the maturity of the Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the corresponding series of Preferred Securities will also be deferred and ITT Hartford will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to ITT Hartford's capital stock or debt securities that rank pari passu with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the related Prospectus Supplement). See "Description of Preferred Securities -- Distributions".

     By separate prospectus, the form which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time debt securities (both senior and subordinated), Preferred Stock, Common Stock, Depositary Shares, Warrants to purchase any of the foregoing, Stock Purchase Contracts or Stock Purchase Units. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,750,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, applicable Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms.

     The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax considerations relating to the Junior Subordinated Debentures or Preferred Securities.

     The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

     This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                             ----------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.


                      ------------------------------------

                     The date of this Prospectus is  , 1996.

     No dealer, salesperson or other person has been authorized to give any information or make any representations, other than those contained in this Prospectus and the applicable Prospectus Supplement, and if given or made such information or representations must not be relied upon as having been authorized by ITT Hartford or any agent, underwriter or dealer. This Prospectus and the applicable Prospectus Supplement do not constitute an offer of any securities other than those to which they relate, or an offer to sell or a solicitation of an offer to buy those to which they relate, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus and/or the applicable Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to its date.

                             ----------------------

     FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.


                              AVAILABLE INFORMATION

     ITT Hartford is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning ITT Hartford can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     ITT Hartford and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to ITT Hartford and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of any Issuer have been included herein. ITT Hartford and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the Corresponding Junior Subordinated Debentures of ITT Hartford and its issuance of the Preferred and Common Securities. See "The Issuers", "Description of the Preferred Securities", "Description of Guarantee" and "Description of Corresponding Junior Subordinated Debentures".

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by ITT Hartford with the Commission are incorporated into this Prospectus by reference:

     1. ITT Hartford's Annual Report on Form 10-K for the year ended December 31, 1995; and

     2. ITT Hartford's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

     Each document or report filed by ITT Hartford pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     ITT Hartford will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: ITT Hartford Group, Inc., Hartford Plaza, Hartford, Connecticut 06115, Attention: Secretary (telephone: 860-547-5000).


                               ITT HARTFORD GROUP

     ITT Hartford Group, Inc. ("ITT Hartford" and, together with its subsidiaries, "ITT Hartford Group") is a holding company that owns, directly or indirectly, a number of insurance companies, including Hartford Fire Insurance Company ("Hartford Fire"). ITT Hartford Group, a diversified international organization founded in 1810, is the seventh largest property and casualty insurer and the twelfth largest life insurer in the United States, with total assets of $100.2 billion and equity of $4.4 billion at June 30, 1996.

     The North American property and casualty operations, with premiums written of $5.7 billion as of December 31, 1995, provide a wide range of personal, commercial, specialty and reinsurance coverages. In personal lines, ITT Hartford Group ranks among the 10 largest carriers and is the endorsed provider of automobile and homeowners coverages to members of the American Association of Retired Persons ("AARP"). Commercial insurance, the property and casualty company's largest line with $2.8 billion in written premiums as of December 31, 1995, offers an array of products to address customer needs, including commercial multi-peril, general liability and workers' compensation. Specialty lines provides the expertise necessary to meet the needs of customers with sophisticated insurance, service or risk financing requirements. ITT Hartford Group is also a major reinsurer, with subsidiaries and operations located in Hong Kong, Spain, the United States, the United Kingdom and Canada.

     ITT Hartford Group also provides property and casualty and life products in the European insurance market. The largest operations are London and Edinburgh in the United Kingdom, Zwolsche Algemeene in The Netherlands and ITT Ercos in Spain.

     ITT Hartford Group's life insurance operations, with assets exceeding $68.0 billion at June 30, 1996, provide individual and group life and disability insurance, asset accumulation products and financial services for individuals, corporations and government entities. ITT Hartford Group ranks among the top providers of retirement planning products and services for corporations and government entities, and, with $7.0 billion in new fixed and variable annuity deposits in 1995, it continues to rank among industry leaders in the sale of these products.

     As a holding company with no significant business operations of its own, ITT Hartford relies on dividends from its insurance company subsidiaries, which are primarily domiciled in Connecticut, as the principal source of cash to meet its obligations, including the payment of principal of (and premium, if any) and any interest on debt obligations of ITT Hartford (including the Junior Subordinated Debentures), and to pay dividends to holders of its capital stock. The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut which require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's policyholder surplus as of December 31 of the preceding year or (ii) net income for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting policies. The insurance holding company laws of the other jurisdictions in which ITT Hartford's insurance subsidiaries are incorporated generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends.

     ITT Hartford is a Delaware corporation. ITT Hartford's principal executive offices are located at Hartford Plaza, Hartford, Connecticut 06115, and its telephone number is (860) 547-5000.


                                   THE ISSUERS

     Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by ITT Hartford, as sponsor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Preferred Securities and Common Securities, (ii) using the proceeds from the sale of such Preferred Securities and Common Securities to acquire a corresponding series of Corresponding Junior Subordinated Debentures issued by ITT Hartford and (iii) engaging in only those other activities necessary, convenient or incidental thereto. Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

     All of the Common Securities of each Issuer will be owned by ITT Hartford. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement, the rights of ITT Hartford as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities -- Subordination of Common Securities". ITT Hartford will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Issuer.

     Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 45 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by ITT Hartford as holder of the Common Securities: Wilmington Trust Company as the Property Trustee (the "Property Trustee") and as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with ITT Hartford (collectively, the "Issuer Trustees"). Wilmington Trust Company, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the Guarantee and the Indenture (each as defined herein). See "Description of Guarantee" and "Description of Junior Subordinated Debentures". The holder of the Common Securities of an Issuer, or the holders of a majority in liquidation preference of the Preferred Securities if an event of default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee of such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. ITT Hartford will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer. The principal executive office of each Issuer is Hartford Plaza, Hartford, Connecticut 06115, Attention: Secretary, and its telephone number is (860) 547-5000.


                                 USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, ITT Hartford intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Preferred Securities) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, acquisitions, refinancing of debt, including outstanding commercial paper and other short term bank indebtedness, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement. A more detailed description of the use of proceeds of any specific offering shall be set forth in the Prospectus Supplement pertaining to such offering.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth ITT Hartford's ratios of earnings to fixed charges for the years and periods indicated:

                                                   Six Months
                                                 Ended June 30,                 Year Ended December 31,
                                                ---------------      ----------------------------------------------

                                                1996       1995      1995       1994       1993       1992     1991
                                                ----       ----      ----       ----       ----       ----     ----
Ratio of Consolidated Earnings to Fixed
      Charges...............................    4.3        5.3        5.8       7.4        6.8       (3.1)      5.0

     For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of income from operations before Federal income taxes and fixed charges. "Fixed charges" consists of interest expense, capitalized interest, amortization of debt expense, an imputed interest component for rental expense and dividend requirements on preferred stock of Hartford Fire.


                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between ITT Hartford and Wilmington Trust Company, as a trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.


General

     Each series of Junior Subordinated Debentures will rank pari passu with the 7.70% Junior Subordinated Deferrable Interest Debentures, Series A, Due February 28, 2015 and with all other series of Junior Subordinated Debentures, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of ITT Hartford. See "-- Subordination". As a non-operating holding company, most of the operating assets of ITT Hartford and its consolidated subsidiaries are owned by such subsidiaries, and ITT Hartford relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of ITT Hartford's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of ITT Hartford for payments on the Junior Subordinated Debentures. The payment of dividends by ITT Hartford's insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "ITT Hartford Group". Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of ITT Hartford, whether under the Indenture, any other indenture that ITT Hartford may enter into in the future or otherwise. See "-- Subordination" and the Prospectus Supplement relating to any offering of Securities.

     The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of ITT Hartford's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of ITT Hartford to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer", the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon ITT Hartford in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of ITT Hartford or a holder thereof; (7) the obligation or the right, if any, of ITT Hartford or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the Events of Default or covenants of ITT Hartford specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined;
(14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described under "Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any Paying Agent or Agents; (17) the terms and conditions of any obligation or right of ITT Hartford or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities or other securities; (18) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of ITT Hartford in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (19) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indentures.

     Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

Denominations, Registration and Transfer

     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and bearing the same interest rate.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by ITT Hartford for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. ITT Hartford will appoint the Trustees as Securities Registrars under the Indentures. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by ITT Hartford with respect to any series of Junior Subordinated Debentures, ITT Hartford may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that ITT Hartford maintains a transfer agent in each Place of Payment for such series. ITT Hartford may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

     In the event of any redemption, neither ITT Hartford nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

Global Junior Subordinated Debentures

     The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. ITT Hartford anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by ITT Hartford if such Junior Subordinated Debentures are offered and sold directly by ITT Hartford. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

     So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of ITT Hartford, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Global Junior Subordinated Debenture for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     ITT Hartford expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. ITT Hartford also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by ITT Hartford within 90 days, ITT Hartford will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, ITT Hartford may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or Securities representing such series of Junior Subordinated Debentures. Further, if ITT Hartford so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to ITT Hartford, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive individual Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by ITT Hartford, of $25 and integral multiples thereof.

Payment and Paying Agents

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as ITT

Hartford may designate from time to time in the applicable Prospectus Supplement, except that at the option of ITT Hartford payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. ITT Hartford may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, ITT Hartford will at all times be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by ITT Hartford in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of ITT Hartford, be repaid to ITT Hartford and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to ITT Hartford for payment thereof.

Redemption

     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, ITT Hartford may, at its option, redeem the Junior Subordinated Debentures of any series on any Interest Payment Date with respect thereto in whole at any time or in part from time to time. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the greater of (a) the principal amount thereof and (b) an amount equal to (i) in respect of Junior Subordinated Debentures of any series bearing interest at a fixed rate, the Discounted Remaining Fixed Amount Payments or (ii) in respect of Junior Subordinated Debentures of any series bearing interest determined by reference to a floating rate, the Discounted Swap Equivalent Payments (calculated as described below to determine any redemption premium based upon the value of interest payable on an equivalent fixed rate Junior Subordinated Debenture). For purposes of this redemption provision, the following terms have the meanings set forth below:

     "Discounted Remaining Fixed Amount Payments" means, in respect of a Junior Subordinated Debenture of any series bearing interest at a fixed rate, an amount equal to the sum of the Current Values of the amounts of interest and principal that would have been payable by ITT Hartford pursuant to the terms of such Junior Subordinated Debenture on each Interest Payment Date after the redemption date and at Stated Maturity of the final payment of principal thereof (taking into account any required sinking fund payments but otherwise assuming that ITT Hartford had not redeemed such Junior Subordinated Debenture prior to such Stated Maturity).

     "Current Value" means, in respect of any amount, the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis (whichever corresponds to the Interest Payment Date periods of the related series of Junior Subordinated Debentures) from the originally scheduled date for payment on the basis of the Treasury Rate.

     "Treasury Rate" means a per annum rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield) determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity (adjusted to reflect monthly or quarterly compounding in the case of Junior Subordinated Debentures having monthly or quarterly Interest Payment Dates, respectively) for United States Treasury securities maturing at the Stated Maturity of the final payment of principal of any series of Junior Subordinated Debentures redeemed pursuant to the provisions described above, as determined by reference to the weekly average yield to maturity for United States Treasury securities maturing on such Stated Maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve, or, if no such securities mature at such Stated Maturity, by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (i) one maturing as close as possible to, but earlier than, such Stated Maturity and (ii) the other maturing as close as possible to, but later than, such Stated Maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

     "Discounted Swap Equivalent Payments" means, in respect of a Junior Subordinated Debenture of any series bearing interest determined by reference to a floating rate, an amount equal to the sum of (i) the Current Value of the amount of principal that would have been payable by ITT Hartford pursuant to the terms of such Junior Subordinated Debenture at Stated Maturity of the final payment of the principal thereof (taking into effect any required sinking fund payments but otherwise assuming that ITT Hartford had not redeemed such Junior Subordinated Debenture prior to such Stated Maturity and (ii) the sum of the Current Values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ITT Hartford against floating rate payments to be made by such leading dealers equal to the interest payments on the Junior Subordinated Debenture being redeemed (taking into effect any required sinking fund payment but otherwise assuming ITT Hartford had not redeemed such Junior Subordinated Debenture prior to such Stated Maturity) under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of such Junior Subordinated Debenture, a termination date set at the Stated Maturity of such Junior Subordinated Debenture and payment dates for both fixed and floating rate payers set at each Interest Payment Date of such Junior Subordinated Debenture. The amount of such fixed rate payments will be based on quotations received by the Trustee (or an agent appointed for such purpose) from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three such dealers.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Debenture Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures shall occur and be continuing, ITT Hartford may, at its option, redeem such series of Junior Subordinated Debentures in whole (but not in part) on any Interest Payment Date within 90 days of the occurrence of such Debenture Tax Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     "Debenture Tax Event" means the receipt by ITT Hartford of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by ITT Hartford on such series of Junior Subordinated Debentures is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United States Federal income tax purposes.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at his registered address. Unless ITT Hartford defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

Possible Tax Law Changes

     On December 7, 1995, President Clinton proposed certain tax law changes that, among other things, would deny interest deductions to corporate issuers of debt under certain circumstances. As described in the President's proposal, corporate issuers of debt would generally be denied interest deductions if the debt instrument has a term exceeding 20 years and is not reflected as indebtedness on the issuer's consolidated balance sheet. The same proposal was included in President Clinton's Budget Plan, released on March 19, 1996. However, the Chairman of the House Ways and Means Committee and the Senate Finance Committee, as well as the Ranking Minority Member of the House Ways and Means Committee, have publicly indicated their intent that the proposals, if enacted, would not apply to debt issued prior to the date of "appropriate Congressional action". No such Congressional action has yet occurred or is expected to occur prior to the issuance of the Junior Subordinated Debentures. Nevertheless, no assurance can be given that a Tax Event will not occur. If ITT Hartford were to issue Junior Subordinated Debentures having these characteristics and President Clinton's proposal was subsequently enacted in its present form, ITT Hartford would be prevented from deducting interest on such Junior Subordinated Debentures; this in turn would give rise to a Tax Event, which would permit ITT Hartford to cause a redemption of the related Preferred Securities or a distribution of such Junior Subordinated Debentures in liquidation of the related Issuer, as described more fully under "Description of Preferred Securities -- Redemption -- Special Event Redemption or Distribution". The effect of such proposal, if any, on the Junior Subordinated Debentures and related Preferred Securities will be described in the applicable Prospectus Supplement.

Option to Extend Interest Payment Date

     If provided in the applicable Prospectus Supplement, ITT Hartford shall have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to extend the interest payment period for such number of consecutive interest payment periods with respect to each deferred period as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. Certain Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

     In the event that ITT Hartford exercises this right, during such Extension Period ITT Hartford may not, and may not permit any subsidiary of ITT Hartford to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of ITT Hartford's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of ITT Hartford, (b) redemptions or purchases of any rights pursuant to ITT Hartford's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (c) payments under any Guarantee).

Modification of Indenture

     From time to time ITT Hartford and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the corresponding series of Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting ITT Hartford and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the stated maturity of any series of Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the corresponding series of Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Preferred Securities unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

     In addition, ITT Hartford and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

Debenture Events of Default

     The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

          (i) failure for 30 days to pay any interest on such series of the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or

          (iii)failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to ITT Hartford from the Debenture Trustee or the holders of at least 25% in principal amount of such series of outstanding Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of ITT Hartford.

     The holders of a majority in outstanding principal amount of such series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. ITT Hartford is required to file annually with the Debenture Trustee a certificate as to whether or not ITT Hartford is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Preferred Securities

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of ITT Hartford to pay interest or principal on the corresponding Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a legal proceeding directly against ITT Hartford for enforcement of payment to such holder of the principal of or interest on such corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the related Preferred Securities of such holder (a "Direct Action"). ITT Hartford may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. If the right to bring a Direct Action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. ITT Hartford shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by ITT Hartford in connection with a Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the corresponding Junior Subordinated Debentures.

     The holders of the Preferred Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement.

Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture provides that ITT Hartford shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into ITT Hartford or convey, transfer or lease its properties and assets substantially as an entirety to ITT Hartford, unless (i) in case ITT Hartford consolidates with or merges into another corporation or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and such successor corporation expressly assumes ITT Hartford's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement or Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Hartford Guarantee, and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving ITT Hartford that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and ITT Hartford deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to ITT Hartford's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and ITT Hartford will be deemed to have satisfied and discharged the Indenture.

Conversion or Exchange

     Unless otherwise indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Preferred Securities or other securities. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of ITT Hartford, in which case the number of shares of Preferred Securities or other securities to be received by the Holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

Subordination

     In the Indenture, ITT Hartford has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of ITT Hartford, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures.

     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to ITT Hartford whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of ITT Hartford which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy code, was without recourse to ITT Hartford, (ii) any Debt of ITT Hartford to any of its subsidiaries, (iii) Debt to any employee of ITT Hartford, (iv) any liability for taxes, (v) indebtedness or monetary obligations to trade creditors or assumed by ITT Hartford or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and (vi) and other debt securities issued pursuant to the Indenture.

     ITT Hartford is a non-operating holding company, and most of the assets of ITT Hartford are owned by its subsidiaries. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of ITT Hartford's subsidiaries, including liabilities under contracts of insurance and annuities written by ITT Hartford's insurance subsidiaries. Holders of Junior Subordinated Debentures should look only to the assets of ITT Hartford for payments of interest and principal and premium, if any.

     The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by ITT Hartford. ITT Hartford expects from time to time to incur additional indebtedness constituting Senior Debt.

     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Junior Subordinated Debentures.

Governing Law

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


                       DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent preferred undivided beneficial interests in the assets of the related Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

General

     The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "-- Subordination of Common Securities". Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by ITT Hartford for the benefit of the holders of an Issuer's Preferred Securities (each, the "Guarantee") will be a guarantee on a subordinated basis with respect to the related Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantee".

Distributions

     Each Issuer's Preferred Securities represent preferred undivided beneficial interests in the assets of such Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions that are in arrears may bear interest on the amount thereof at the rate per annum if and as specified in the applicable Prospectus Supplement ("Additional Amounts"). The term "Distributions" as used herein includes any Additional Amounts unless otherwise stated.

     Distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee (as defined herein) is closed for business.

     If provided in the applicable Prospectus Supplement, ITT Hartford has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to extend the interest payment period at any time and from time to time on any series of the Corresponding Junior Subordinated Debentures, to a period which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that such Extension Period may not extend beyond the maturity of the Junior Subordinated Debentures. As a consequence of any such extension, Distributions on the corresponding Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. In the event that ITT Hartford exercises this right, during such Extension Period ITT Hartford may not, and may not permit any subsidiary of ITT Hartford to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of ITT Hartford's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of ITT Hartford, (b) redemptions or purchases of any rights pursuant to ITT Hartford's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and
(c) payments under any Guarantee).

     It is anticipated that the revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Preferred Securities and its Common Securities. See "Description of Corresponding Junior Subordinated Debentures". If ITT Hartford does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the corresponding Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed on a limited basis as set forth herein under "Description of Guarantee".

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "-- Book-Entry Issuance". In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the relevant Distribution Date.

Redemption

     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the corresponding Preferred Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate liquidation preference of such Preferred Securities plus accumulated and unpaid Distributions thereon to the date of Redemption (the "Redemption Date") and the related amount of the premium, if any, paid by ITT Hartford upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by ITT Hartford upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

     ITT Hartford will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) in whole at any time or in part from time to time, subject to the conditions described under "Description of

Corresponding Junior Subordinated Debentures -- Optional Redemption", or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or an Investment Company Event (each as defined below, a "Special Event") and subject to the further conditions described under "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption", or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

     Special Event Redemption or Distribution. If a Special Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, ITT Hartford has the right to (i) redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and therefore cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Special Event, or (ii) terminate the related Issuer and cause such Corresponding Junior Subordinated Debentures to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer. If at any time an Issuer is not or will not be taxed as a grantor trust but a Tax Event in respect of the related Preferred Securities has not occurred, ITT Hartford has the right to terminate the Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Issuer. If ITT Hartford does not elect either option (i) or (ii) above, the applicable series of Preferred Securities will remain outstanding and, in the event a Tax Event has occurred and is continuing, Additional Sums (as defined below) will be payable on the Corresponding Junior Subordinated Debentures.

     Extension of Maturity of Corresponding Junior Subordinated Debentures. If provided in the applicable Prospectus Supplement, ITT Hartford shall have the right to extend or shorten the maturity of any series of Corresponding Junior Subordinated Debentures at the time that ITT Hartford exercises its right to elect to terminate the related Issuer and cause such Corresponding Junior Subordinated Debentures to be distributed to the holders of such Preferred Securities and Common Securities in liquidation of the Issuer, provided that it can extend the maturity only if certain conditions specified in the applicable Prospectus Supplement are met at the time such election is made and at the time of such extension.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event.

     "Tax Event" means the receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Issuer is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by ITT Hartford on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United States Federal income tax purposes, or (iii) the Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the applicable Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the series of Preferred Securities issued by the Issuer.

    "Like Amount" means (i) with respect to a redemption of any series of Preferred Securities, Preferred Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Preferred Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Preferred Securities in connection with a dissolution or liquidation of the related Hartford Trust, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed. "Liquidation Amount" means the stated amount of $25 per Preferred Security and Common Security.

     After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated liquidation preference of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

Redemption Procedures

     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities".

     If an Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with the DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "-- Book-Entry Issuance". If such Preferred Securities are no longer in book-entry form, the Issuer, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by ITT Hartford pursuant to the Guarantee as described under "Description of Guarantee", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), ITT Hartford or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the Redemption Date or liquidation date, as applicable.

     If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

Subordination Of Common Securities

     Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

     In the case of any Event of Default resulting from a Debenture Event of Default, ITT Hartford as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such

Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of ITT Hartford as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution upon Termination

     Pursuant to the Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall be terminated by ITT Hartford on the first to occur of: (i) the occurrence of certain events of bankruptcy, dissolution or liquidation of ITT Hartford; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Preferred Securities and Common Securities following the occurrence of a Special Event or in the event the Issuer is not or will not be taxed as a grantor trust but a Tax Event has not occurred and in each case ITT Hartford as Depositor has given written direction to the Property Trustee to terminate such Issuer within 45 days of such event (which direction is optional and wholly within the discretion of ITT Hartford as Depositor); (iii) the redemption of all of the Issuer's Preferred Securities; and (iv) an order for the dissolution of the Issuer shall have been entered by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Preferred Securities and Common Securities a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities. A supplemental Indenture may provide that if an early termination occurs as described in clause (iv) above, the Corresponding Junior Subordinated Debentures may be subject to optional redemption in whole (but not in part).

Events of Default; Notice

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement (an "Event of Default") with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any Preferred Security or Common Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 10% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by ITT Hartford to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and ITT Hartford, as Depositor, unless such Event of Default shall have been cured or waived. ITT Hartford, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon termination of each Issuer as described above. See "-- Liquidation Distribution Upon Termination". The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

Removal of Issuer Trustees

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in ITT Hartford as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-trustees and Separate Property Trustee

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, ITT Hartford, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Issuer Trustees

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreements, provided such corporation shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuers

     An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. An Issuer may, at the request of ITT Hartford, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) ITT Hartford expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease ITT Hartford has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act and (viii) ITT Hartford or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Issuer or the successor entity to be classified as other than a grantor trust for Federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and each Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by ITT Hartford and the Issuer Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for Federal income tax purposes as a grantor trust at all times that any Preferred Securities and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities or Common Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Preferred Securities and Common Securities. A Trust Agreement may be amended by the Issuer Trustees and ITT Hartford with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Preferred Securities and Common Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for Federal income tax purposes or the Issuer's exemption from status of an "investment company" under the Investment Company Act, provided that without the consent of each holder of Preferred Securities and Common Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Preferred Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Preferred Securities and Common Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waiveable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as a corporation or partnership for United States Federal income tax purposes on account of such action.

     Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by ITT Hartford, the Issuer

Trustees or any affiliate of ITT Hartford or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

     The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series, ITT Hartford anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by ITT Hartford if such Preferred Securities are offered and sold directly by ITT Hartford. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners of holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of ITT Hartford, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     ITT Hartford expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions in respect of a permanent Global

Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee ITT Hartford also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as a depositary and a successor depositary is not appointed by ITT Hartford within 90 days, ITT Hartford will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, ITT Hartford may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if ITT Hartford so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to ITT Hartford, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by ITT Hartford, of $25 and integral multiples thereof.

Payment and Paying Agency

     Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and ITT Hartford. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustees and ITT Hartford. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company acceptable to the Administrative Trustees and ITT Hartford).

Book-entry Issuance

     DTC will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer, representing in the aggregate the total number of such Issuer's Preferred Securities, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities of such Issuer is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer's Preferred Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer thereof or ITT Hartford, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities at any time by giving reasonable notice to the Property Trustee and ITT Hartford. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. ITT Hartford, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Issuer's Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and ITT Hartford believe to be accurate, but the Issuers and ITT Hartford assume no responsibility for the accuracy thereof. Neither the Issuers nor ITT Hartford has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Registrar and Transfer Agent

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreements and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in a Trust Agreement or is unsure of the application of any provision of a Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by ITT Hartford and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation for Federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of ITT Hartford for United States Federal income tax purposes. In this connection, ITT Hartford and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that ITT Hartford and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.


                            DESCRIPTION OF GUARANTEE

     Each Guarantee will be executed and delivered by ITT Hartford concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an Indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

General

     ITT Hartford will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor, (ii) the Redemption Price with respect to any Preferred Securities called for redemption to the extent that such Issuer has funds on hand available therefor, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities. ITT Hartford's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by ITT Hartford to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

     If ITT Hartford does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, it is expected that the Issuer will not pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt. See "-- Status of Guarantee". As a non-operating holding company, most of the operating assets of ITT Hartford and its consolidated subsidiaries are owned by such subsidiaries, and ITT Hartford relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, ITT Hartford's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of ITT Hartford's subsidiaries, and claimants should look only to the assets of ITT Hartford for payments thereunder. The payment of dividends by ITT Hartford's insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "ITT Hartford Group". Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ITT Hartford, whether under the Indenture, any other indenture that ITT Hartford may enter into in the future or otherwise. See the Prospectus Supplement relating to any offering of Preferred Securities.

     ITT Hartford has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee -- General".

Status of the Guarantee

     Each Guarantee will constitute an unsecured obligation of ITT Hartford and will rank subordinate and junior in right of payment to all Senior Debt.

     Each Guarantee will rank pari passu with the Guarantee issued by ITT Hartford in respect of the 7.70% Cumulative Quarterly Income Preferred Securities, Series A and with all other Guarantees issued by ITT Hartford. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by ITT Hartford. ITT Hartford expects from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement". All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of ITT Hartford and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

Events of Default

     An event of default under each Guarantee will occur upon the failure of ITT Hartford to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any holder of the Preferred Securities may institute a legal proceeding directly against ITT Hartford to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     ITT Hartford, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not ITT Hartford is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by ITT Hartford in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

Governing Law

     Each Guarantee will be governed by and construed in accordance with the laws of the state of New York.

The Expense Agreement

     Pursuant to the Expense Agreement entered into by ITT Hartford under the Trust Agreement (the "Expense Agreement"), ITT Hartford will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.


           DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The Corresponding Junior Subordinated Debentures are to be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of the related Preferred Securities. See "Description of Junior Subordinated Debentures". This summary of certain terms and provisions of relating to Corresponding Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

General

     Concurrently with the issuance of each Issuer's Preferred Securities, the Issuer will invest the proceeds thereof and the consideration paid by ITT Hartford for the Common Securities in a series of Corresponding Junior Subordinated Debentures issued by ITT Hartford to the Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the related Preferred Securities plus ITT Hartford's concurrent investment in the Common Securities and will rank pari passu with the 7.70% Junior Subordinated Deferrable Interest Debentures, Series A, Due February 28, 2016 and with all other series of Junior Subordinated Debentures. The Corresponding Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of ITT Hartford. See "Description of Junior Subordinated Debentures -- Subordination" and the Prospectus Supplement relating to any offering of corresponding Preferred Securities.

Optional Redemption

     Unless otherwise specified in the applicable Prospectus Supplement, ITT Hartford may, at its option, redeem the Corresponding Junior Subordinated Debentures of any series on any Interest Payment Date (as defined herein) with respect thereto, in whole at any time or in part from time to time. Except as otherwise set forth in the applicable Prospectus Supplement, the redemption price for any Corresponding Junior Subordinated Debentures so redeemed shall be equal to any accrued and unpaid interest thereon to the date fixed for redemption, plus the greater of (i) the principal amount thereof and (ii) an amount equal to the Discounted Remaining Fixed Amount Payments. See "Description of Junior Subordinated Debentures -- Redemption".

     If a Special Event in respect of an Issuer shall occur and be continuing, ITT Hartford may, at its option, redeem the Corresponding Junior Subordinated Debentures on any Interest Payment Date falling within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of the Indenture. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     For so long as the applicable Issuer is the holder of all the outstanding series of Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Preferred Securities in accordance with their terms. ITT Hartford may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

Certain Covenants of ITT Hartford

     ITT Hartford will covenant in the Indenture as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the corresponding series of Preferred Securities and Common Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) ITT Hartford has elected, and has not revoked such election, to pay Additional Sums in respect of such Preferred Securities and Common Securities, ITT Hartford will pay to such Issuer such Additional Sums. ITT Hartford will also covenant, as to each series of Corresponding Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of ITT Hartford to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of ITT Hartford's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including other Corresponding Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of ITT Hartford, (b) redemptions or purchases of any rights pursuant to ITT Hartford's Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (c) payments under any Guarantee) if at such time (i) there shall have occurred any event of which ITT Hartford has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to Corresponding Junior Subordinated Debentures of such series and (b) in respect of which ITT Hartford shall not have taken reasonable steps to cure, (ii) ITT Hartford shall be in default with respect to its payment of any obligations under the Guarantee relating to the Preferred Securities of the Issuer to which Corresponding Junior Subordinated Debentures of such series have been issued or (iii) ITT Hartford shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to Corresponding Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. ITT Hartford will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to ITT Hartford's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain a business trust and not to be classified as an association taxable as a corporation for United States Federal income tax purposes.


                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
       THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the corresponding Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding Preferred Securities and corresponding Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the corresponding Preferred Securities; (iii) ITT Hartford shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by ITT Hartford as and to the extent set forth under "Description of Guarantee". Taken together, ITT Hartford's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that ITT Hartford does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Preferred Securities.

     Notwithstanding anything to the contrary in the Indenture, ITT Hartford has the right to set-off any payment it is otherwise required to make thereunder with and to the extent ITT Hartford has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

     A holder of any related Preferred Security may institute a legal proceeding directly against ITT Hartford to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

     Each Issuer's Preferred Securities evidence the rights of the holders thereof to the benefits of such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture will accrue, and (subject to the permissible extension of the interest period) is entitled to receive, interest on the principal amount of Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is only entitled to receive Distributions if and to the extent the Issuer has funds available for the payment of such Distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination". Upon any voluntary or involuntary liquidation or bankruptcy of ITT Hartford, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of ITT Hartford, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any stockholders of ITT Hartford receive payments or distributions. Since ITT Hartford is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of ITT Hartford in the event of liquidation or bankruptcy of ITT Hartford would be substantially the same.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an event of default under the Indenture.


                              PLAN OF DISTRIBUTION

     The Junior Subordinated Debentures and the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. ITT Hartford and each Issuer may sell its Junior Subordinated Debentures and Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which the Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures and Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

     Underwriters may offer and sell Junior Subordinated Debentures and Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from ITT Hartford and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures and Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by ITT Hartford and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures and Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be set forth in a Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures and Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures and Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with ITT Hartford and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by ITT Hartford for certain expenses.

     In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

     Underwriters and dealers may engage in transactions with, or perform services for, ITT Hartford and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

     The Junior Subordinated Debentures and the Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures and Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures and Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.


                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for ITT Hartford and the Issuers by Michael S. Wilder, General Counsel of ITT Hartford and for the Issuers by Richards, Layton & Finger, special Delaware counsel to ITT Hartford, and for any underwriters or agents by counsel to be named in the applicable Prospectus Supplement.


                                     EXPERTS

     The audited consolidated financial statements and schedules of ITT Hartford Group, Inc. and subsidiaries incorporated by reference herein and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the changes in the methods of accounting for certain investments in debt and equity securities, and discounting certain workers' compensation liabilities as discussed in the notes to consolidated financial statements.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

     The following table sets forth those expenses to be incurred by ITT Hartford in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

        Securities and Exchange Commission filing fee................ $431,035
        Fees and expenses of Trustee................................. $ 15,000
        Blue Sky and legal investment fees and expenses.............. $ 20,000
        Printing and engraving expenses.............................. $ 75,000
        Accountant's fees and expenses............................... $ 50,000
        Legal fees and expenses...................................... $150,000
        Miscellaneous expenses....................................... $ 50,000
                                                                      --------
               Total................................................. $791,035
                                                                      ========


Item 15.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

          145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article 4 of ITT Hartford's By-laws provides in regard to indemnification of directors and officers as follows:

          4.1(a) Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a Director or officer of the Corporation with respect to a Proceeding that was commenced by such Director or officer prior to a Change in Control (as defined in Section 4.4(e)(i) of this Article 4). Any Director or officer of the Corporation entitled to indemnification as provided in this Section 4.1(a) is hereinafter called an "Indemnitee". Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses actually and reasonably incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article 4.

          (b) Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.

          4.2 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnified person against any expenses, judgments, fines and amounts paid in settlement as specified in
     Section 4.1(a) or Section 4.5 of this Article 4 or incurred by any indemnified person in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

          4.3 Indemnification; Not Exclusive Right. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any indemnified person under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

          4.4 Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Article 4:

               (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Any such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include any written affirmation or undertaking required by applicable law in effect at the time of such advance.

               (b) Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article 4, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

               (ii) The Indemnitee's entitlement to indemnification under this
          Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board; (B) by a written opinion of Independent Counsel as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4.4(c) of this
          Article 4.

               (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
          Section 4.4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

               (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.4(b) of this
          Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under
          Section 4.4(b) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 4.1 of this Article 4, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

               (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4.4(b) of this Article 4 that the Indemnitee is not entitled to indemnification under this Article 4,
          (A) the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the state of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control).

               (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.4(b) or (c) of this Article 4, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 4.4(a) of this Article 4 or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.4(b) or (c) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this Clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

               (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.4(d) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

               (iv) In the event that the Indemnitee, pursuant to this Section 4.4(d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

               (e) Definitions. For purposes of this Article 4:

               (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

               (ii) "Disinterested Director" means a Director who is not or was not a party to the proceeding in respect of which indemnification is sought by the Indemnitee.

               (iii)"Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this
          Article 4. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article 4.

          4.5 Indemnification of Employees and Agents. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an employee or agent of the Corporation or, at the request of the Corporation, a director, officer, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.

          4.6 Severability. If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this
     Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

          (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

                                     * * * *

               (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law,
          (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of sec. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     Article SIXTH of ITT Hartford's Restated Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

          To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE SIXTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          ITT Hartford, as Depositor, has agreed to indemnify the Issuer Trustees for, and to hold the Issuer Trustees harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on the part of any Issuer Trustee, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of any Issuer Trustee of defending itself against any claim or liability in connection with the exercise and performance of any of its powers or duties under the Trust Agreement.


Item 16.  Exhibits.

1.01    Proposed form of Underwriting Agreement (Equity).*

1.02    Proposed form of Underwriting Agreement (Debt).

1.03    Proposed form of Underwriting Agreement (Preferred Securities).

1.04    Proposed form of Underwriting Agreement (Stock Purchase Contracts).

4.01 Amended and Restated Certificate of Incorporation of ITT Hartford (incorporated herein by reference to Exhibit 3.1 to ITT Hartford's Registration Statement on Form 8-A, dated September 18, 1995, as amended by the Form 8-A/A, filed on November 15, 1995).

4.02 By-Laws of ITT Hartford effective October 25, 1995 (incorporated herein by reference to Exhibit 3.2 to ITT Hartford's Registration Statement on Form 8-A, dated September 18, 1995, as amended by the Form 8-A/A, filed on November 15, 1995).

4.03 Senior Indenture, dated as of October 20, 1995, between ITT Hartford and The Chase Manhattan Bank (National Association) as Trustee (incorporated herein by reference to Exhibit 4.03 to ITT Hartford's Registration Statement on Form S-3 (Registration No. 33-98014), filed on October 11,
        1995).

4.04    Form of Subordinated Indenture.

4.05    Form of Junior Subordinated Indenture.

4.06 Certificate of Trust of Hartford Capital II (incorporated herein by reference to Exhibit 4.11 to the Registration Statement on Form S-3 of ITT Hartford, Hartford Capital I, Hartford Capital II, Hartford Capital III and Hartford Capital IV, filed on January 19, 1996).

4.07 Trust Agreement of Hartford Capital II (incorporated herein by reference to Exhibit 4.12 to the Registration Statement on Form S-3 of ITT Hartford, Hartford Capital I, Hartford Capital II, Hartford Capital III and Hartford Capital IV, filed on January 19, 1996).

4.08 Certificate of Trust of Hartford Capital III (incorporated herein by reference to Exhibit 4.13 to the Registration Statement on Form S-3 of ITT Hartford, Hartford Capital I, Hartford Capital II, Hartford Capital III and Hartford Capital IV, filed on January 19, 1996).

4.09 Trust Agreement of Hartford Capital III (incorporated herein by reference to Exhibit 4.14 to the Registration Statement on Form S-3 of ITT Hartford, Hartford Capital I, Hartford Capital II, Hartford Capital III and Hartford Capital IV, filed on January 19, 1996).

4.10 Certificate of Trust of Hartford Capital IV (incorporated herein by reference to Exhibit 4.15 to the Registration Statement on Form S-3 of ITT Hartford, Hartford Capital I, Hartford Capital II, Hartford Capital III and Hartford Capital IV, filed on January 19, 1996).

4.11 Trust Agreement of Hartford Capital IV (incorporated herein by reference to Exhibit 4.16 to the Registration Statement on Form S-3 of ITT Hartford, Hartford Capital I, Hartford Capital II, Hartford Capital III and Hartford Capital IV, filed on January 19, 1996).

4.12    Form of Amended and Restated Trust Agreement for Hartford Capital Trust
        II.

4.13 Form of Preferred Security Certificate for Hartford Capital II (included as Exhibit E of Exhibit 4.12).

4.14    Form of Guarantee Agreement in respect of Hartford Capital II.

4.15    Form of Amended and Restated Trust Agreement for Hartford Capital III.

4.16 Form of Preferred Security Certificate for Hartford Capital III (included as Exhibit E of Exhibit 4.15).

4.17    Form of Guarantee Agreement in respect of Hartford Capital III.

4.18    Form of Amended and Restated Trust Agreement for Hartford Capital IV.

4.19 Form of Preferred Security Certificate for Hartford Capital IV (included as Exhibit E of Exhibit 4.18).

4.20    Form of Guarantee Agreement in respect of Hartford Capital IV.

4.21    Form of Depositary Receipt.*

4.22    Form of Depositary Agreement.*

4.23 Rights Agreement, dated as of November 1, 1995, between ITT Hartford and The Bank of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.4 to ITT Hartford's Registration Statement on Form 8-A, dated September 18, 1995, as amended by Form 8-A/A, filed on November 15, 1995).

4.24 Form of Certificate of the Designations, Voting Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of ITT Hartford (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.23 hereto).

4.25 Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 4.23 hereto).

4.26    Form(s) of Warrant Agreement(s), including form of Warrant.*

4.27    Specimen Common Share Certificate (incorporated herein by reference to
        Exhibit 4.1 to ITT Hartford's Registration Statement on Form 8-A, dated September 18, 1995, as amended by the Form 8-A/A, filed on November 15,
        1995).

4.28    Form of Purchase Contract Agreement.

4.29    Form of Pledge Agreement.

4.30 Supplemental Indenture, dated as of February 28, 1996, between ITT Hartford and Wilmington Trust Company, as Debenture Trustee, with respect to ITT Hartford's 7.70% Junior Subordinated Deferrable Interest Debentures, Series A, Due February 28, 2016 (incorporated herein by reference to Exhibit 4.10 of ITT Hartford's Annual Report on Form 10-K for the year ended December 31, 1995, as filed on March 29, 1996).

4.31 Specimen of ITT Hartford's 7.70% Junior Subordinated Deferrable Interest Debenture, Series A, Due February 28, 2016.

4.32 Amended and Restated Trust Agreement, dated as of February 29, 1996, of Hartford Capital I, relating to the 7.70% Cumulative Quarterly Income Preferred Securities Series A (incorporated herein by reference to
        Exhibit 4.12 of ITT Hartford's Annual Report on Form 10-K for the year ended December 31, 1995, as filed on March 29, 1996).

4.33 Specimen of Hartford Capital I's 7.70% Cumulative Quarterly Income Preferred Securities, Series A.

4.34 Guarantee Agreement, dated as of February 28, 1996, between ITT Hartford and Wilmington Trust Company, in respect of Hartford Capital I (incorporated herein by reference to Exhibit 4.15 of ITT Hartford's Annual Report on Form 10-K for the year ended December 31, 1995, as filed on March 29, 1996).

4.35 Junior Subordinated Indenture, dated as of February 28, 1996, between ITT Hartford and Wilmington Trust Company, as Debenture Trustee (incorporated herein by reference to Exhibit 4.09 to ITT Hartford's Annual Report on Form 10-K for the year ended December 31, 1995, as filed on March 29, 1996).

5.01    Opinion of Michael S. Wilder.

5.02 Opinion of Richards, Layton & Finger, special Delaware counsel, relating to the legality of the Preferred Securities of Hartford Capital II, Hartford Capital III and Hartford Capital IV.

12.01 Statement Re: Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.01   Consent of Arthur Andersen LLP.

23.02   Consent of Michael S. Wilder (included in Exhibit 5.01 hereto).

23.03 Consent of Richards, Layton & Finger, special Delaware counsel (included in Exhibit 5.02 hereto).

24.01   Powers of Attorney of certain officers and directors of ITT Hartford.

25.01 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Trustee for the Junior Subordinated Indenture.

25.02 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Property Trustee for the Amended and Restated Trust Agreement of Hartford Capital Trust II.

25.03 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the Guarantee for Hartford Capital Trust II (incorporated herein by reference to Exhibit 25.05 to Amendment No. 1 to the Registration Statement on Form S-3 of ITT Hartford, Hartford Capital I, Hartford Capital II, Hartford Capital III and Hartford Capital IV, filed on February 7, 1996).

25.04 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Property Trustee for the Amended and Restated Trust Agreement of Hartford Capital Trust III.

25.05 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the Guarantee for Hartford Capital Trust III (incorporated herein by reference to Exhibit 25.07 to Amendment No. 1 to the Registration Statement on Form S-3 of ITT Hartford, Hartford Capital I, Hartford Capital II, Hartford Capital III and Hartford Capital IV, filed on February 7, 1996).

25.06 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Property Trustee for the Amended and Restated Trust Agreement of Hartford Capital Trust IV.

25.07 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as Guarantee Trustee for the Guarantee for Hartford Capital Trust IV (incorporated herein by reference to Exhibit 25.09 to Amendment No. 1 to the Registration Statement on Form S-3 of ITT Hartford, Hartford Capital I, Hartford Capital II, Hartford Capital III and Hartford Capital IV, filed on February 7, 1996).

25.08 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank (National Association), as Trustee for the Senior Debt Securities (incorporated herein by reference to Exhibit 25.01 to ITT Hartford's Registration Statement on Form S-3 (Registration No. 33-98014), filed October 11, 1995).

25.09 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Subordinated Trustee, as Trustee for the Subordinated Debt Securities.*

28.01 Information from reports furnished to state insurance regulatory authorities (incorporated herein by reference to Exhibit 28.01 to ITT Hartford's Annual Report on Form 10-K for the year ended December 31, 1995, as filed on March 29, 1996).

- ----------

* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

Item 17.  Undertakings.

          (a) Rule 415 Offering.

          Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     Each undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Acceleration of Effectiveness.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) Rule 430A Offering.

          Each undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) Equity Offerings of nonreporting registrants.

     Each undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (f) Qualification of Trust Indentures for Delayed Offerings.

     Each undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, ITT Hartford Group, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-98014) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 25th day of September 1996.

                                 ITT HARTFORD GROUP, INC.

                                 By:      /s/ MICHAEL O'HALLORAN
                                    --------------------------------------------
                                              Michael O'Halloran
                                         Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-98014) has been signed by the following persons in the capacities and on the dates indicated.


            Signature                                 Title                                   Date
            ---------                                 -----                                   ----

                *
- --------------------------------------         Chairman, President,                         September 25, 1996
         Donald R. Frahm                         Chief Executive Officer
                                                 and Director


                *
- --------------------------------------         Executive Vice President                     September 25, 1996
           Ramani Ayer                           and Director



                *
- --------------------------------------         Executive Vice President                     September 25, 1996
         Lowndes A. Smith                        and Director



                *
- --------------------------------------         Executive Vice President                     September 25, 1996
         David K. Zwiener                        and Chief Financial
                                                 Officer


                *
- --------------------------------------         Senior Vice President and                    September 25, 1996
       James J. Westervelt                       Group Controller



                *
- --------------------------------------         Director                                     September 25, 1996
        Bette B. Anderson

            Signature                                 Title                                   Date
            ---------                                 -----                                   ----

                  *
- --------------------------------------         Director                                     September 25, 1996
          Rand V. Araskog

                  *
- --------------------------------------         Director                                     September 25, 1996
         Robert A. Burnett

                  *
- --------------------------------------         Director                                     September 25, 1996
         Arthur A. Hartman

                  *
- --------------------------------------         Director                                     September 25, 1996
         Paul G. Kirk, Jr.

                  *
- --------------------------------------         Director                                     September 25, 1996
        H. Patrick Swygert

                  *
- --------------------------------------         Director                                     September 25, 1996
          DeRoy C. Thomas

                  *
- --------------------------------------         Director                                     September 25, 1996
          Gordon I. Ulmer


*By: /s/ MICHAEL O'HALLORAN
     --------------------------------
         Michael O'Halloran
         as Attorney-in-Fact

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Capital II (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-98014) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 25th day of September, 1996.

                                      HARTFORD CAPITAL II

                                      By ITT HARTFORD GROUP, INC., as Depositor


                                      By      /s/ J. RICHARD GARRETT
                                        ----------------------------------------
                                                  J. Richard Garrett
                                             Vice President and Treasurer

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Capital III (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-98014) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 25th day of September, 1996.

                                      HARTFORD CAPITAL III

                                      By ITT HARTFORD GROUP, INC., as Depositor


                                      By      /s/ J. RICHARD GARRETT
                                        ----------------------------------------
                                                  J. Richard Garrett
                                             Vice President and Treasurer

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Capital IV (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-98014) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 25th day of September, 1996.

                                      HARTFORD CAPITAL IV

                                      By ITT HARTFORD GROUP, INC., as Depositor


                                      By      /s/ J. RICHARD GARRETT
                                        ----------------------------------------
                                                  J. Richard Garrett
                                             Vice President and Treasurer